UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12
WQN, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☑ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:
               N/A

     2) Aggregate number of securities to which transaction applies:
               N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Filing Fee: $588.50. Fee determined pursuant to Rule 0-11(c)(2) based on a bona fide estimate of the aggregate proceeds of $5,000,000 upon the sale of substantially all of the assets of Registrant.

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

☑ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

14911 Quorum Drive
Suite 140
Dallas, Texas 75254
Dear Stockholder:
      It is my pleasure to invite you to the annual meeting of stockholders (the “Annual Meeting”) of WQN, Inc. We will hold the meeting on October 4, 2005 at 2:00 PM local time at the offices of Patton Boggs LLP, 2001 Ross Avenue, Suite 3200, Dallas, TX 75201.
      In addition to the formal items of business, I will be available at the meeting to answer your questions. This booklet includes the Notice of Annual Meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting, and provides information about our company. This proxy statement is being mailed to all shareholders on or about September 15. We urge you to read the enclosed information carefully.
      Please note that only stockholders of record at the close of business on August 31, 2005 may vote at the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card promptly. If you are a stockholder of record and do attend the meeting and prefer to vote in person, you may do so.
      We look forward to seeing you at the meeting.

Very truly yours,

/s/ Robert A. Farmer

Robert A. Farmer
Chairman of the Board

14911 Quorum Drive
Suite 140
Dallas, Texas 75240
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 4, 2005
       The Annual Meeting of Stockholders of WQN, INC., a Delaware corporation (“WQN”) will be held at the offices of Patton Boggs LLP, 2001 Ross Avenue, Suite 3200, Dallas, TX 75201 on October 4, 2005 at 2:00 p.m. local time, for the following purposes:

1. To consider and vote on a proposal to approve (A) the Asset Purchase Agreement, dated as of August 3, 2005 (the “Asset Purchase Agreement”), by and among WQN, VoIP, Inc., a Texas corporation and VoIP Acquisition Company, a Delaware corporation; and (B) the sale of the Voice-Over-Internet Protocol business of WQN as contemplated by the Asset Purchase Agreement (the “Proposed Transaction”) which may be deemed to be a sale of substantially all of the assets of WQN pursuant to Delaware General Corporation Law (“DGCL”);

2. To elect seven members of the Board of Directors to serve until the 2006 annual meeting of stockholders or until their respective successors are duly elected and qualified;

3. To consider and act upon the proposal to amend the company’s 2002 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 750,000 to 1,250,000;

4. To ratify the appointment of Grant Thornton LLP as our independent public accountants; and

5. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.
      All the above matters are more fully described in the accompanying Proxy Statement. Under the DGCL, stockholders do not have appraisal rights in connection with the Proposed Transaction.
      Only holders of record of Common Stock at the close of business on August 31, 2005 are entitled to notice of, and to vote at, this meeting or any adjournment or adjournments thereof.
      Please complete and return the enclosed proxy in the envelope provided, whether or not you intend to be present at the meeting in person.

By Order of the Board of Directors,

/s/ B. Michael Adler

B. Michael Adler
Chief Executive Officer, President, Chief Accounting
Officer & Secretary
Dallas, Texas
September 15, 2005
If you cannot personally attend the meeting, it is earnestly requested that you promptly indicate your vote on the issues included on the enclosed proxy and date, sign and mail it in the enclosed self-addressed envelope, which requires no postage if mailed in the United States. If you sign and return your proxy card without marking choices, your shares will be voted in accordance with the recommendations of the Board of Directors.

14911 Quorum Drive
Suite 140
Dallas, Texas 75240
PROXY STATEMENT
       The Board of Directors of WQN, Inc., a Delaware corporation (“WQN”), hereby solicits the enclosed proxy. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies:

FOR the proposal to approve (A) Asset Purchase Agreement, dated as of August 3, 2005 (the “Asset Purchase Agreement”), by and among WQN, VoIP, Inc., a Texas corporation (“VoIP”), and VoIP Acquisition Company, a Delaware corporation, (the “Purchaser”); and (B) the sale of the Voice-Over-Internet Protocol business (the “Voice-Over-Internet-Protocol Business”) of WQN as contemplated by the Asset Purchase Agreement (the “Proposed Transaction”);

FOR the election as directors of the nominees listed below for a term expiring at the 2006 annual meeting of stockholder or until their successors are elected and qualified;

FOR the proposal to approve an amendment to WQN’s 2002 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 750,000 to 1,250,000; and

FOR the ratification of the appointment of Grant Thornton LLP as independent auditors of WQN for the fiscal year ending December 31, 2005.
      Any stockholder giving a proxy may revoke the same at any time prior to the voting of such proxy. This Proxy Statement and the accompanying proxy are being mailed on or about September 15, 2005.
      Each stockholder will be entitled to one vote for each share of Common Stock standing in his or her name on our books at the close of business on August 31, 2005 (the “Record Date”). On that date, we had outstanding and entitled to vote 6,873,062 shares of Common Stock.
QUORUM; VOTES REQUIRED
      As of the Record Date, there were 6,873,062 shares of Common Stock issued and outstanding and entitled to vote. Each share of issued and outstanding Common Stock entitles the holder thereof to one vote. Votes cast by proxy or in person at the Annual Meeting will be tabulated by an election judge appointed by us for the Annual Meeting and will determine whether or not a quorum is present. Where, as to any matter submitted to the stockholders for a vote, proxies are marked as abstentions (or stockholders appear in person but abstain from voting), such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter and has not received instructions from the beneficial owner, which is known as a broker non-vote, those shares will not be considered as present and entitled to vote with respect to that matter; however, such shares will be considered present for purposes of a quorum. A majority of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.
      The election of the Directors requires a plurality of the votes present in person or by proxy and entitled to vote. The approval of the Asset Purchase Agreement and the Proposed Transaction requires the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of common stock of

WQN. Therefore, since the approval of the Asset Purchase Agreement and the Proposed Transaction requires the affirmative vote of holders of at least a majority of all issued and outstanding stock, abstentions and broker nonvotes will have the same effect as votes against the Asset Purchase Agreement and the Proposed Transaction. The approval of each other proposal requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting and entitled to vote.
NO APPRAISAL RIGHTS
      Under DGCL, stockholders of WQN do not have appraisal rights in connection with the Proposed Transaction.
SUMMARY TERM SHEET
      The following is a summary of information contained elsewhere in this Proxy Statement. The following summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained in this Proxy Statement and in the Appendices attached hereto. You are urged to review the entire Proxy Statement carefully. References in this Summary and throughout the Proxy Statement to “WQN” “we”, “us”, “our” or the “Company” refer to WQN, Inc. and its subsidiaries, taken as a whole.
DATE, TIME AND PLACE OF ANNUAL MEETING
      The Annual Meeting will be held on October 4, 2005 at 2:00 p.m. at the offices of Patton Boggs LLP, 2001 Ross Avenue, Suite 3200, Dallas, TX 75201.
RECORD DATE; STOCKHOLDERS ENTITLED TO VOTE
      Only holders of issued and outstanding shares of the Company’s common stock as of the close of business on August 31, 2005 are entitled to notice of and to vote at the Annual Meeting, including any adjournment or postponement thereof. As of that date, there were 6,873,062 shares of the Company’s common stock issued and outstanding. The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting.
PURPOSES OF THE ANNUAL MEETING
      Four proposals will be presented at the Annual Meeting:

First, you are being asked to approve the sale of our Voice-Over-Internet Protocol Business, as described in the Asset Purchase Agreement dated August 3, 2005, among WQN, VoIP, Inc. and the purchaser, VoIP Acquisition Company, a Delaware corporation.

Second, you are being asked to elect as directors the nominees listed below for a term expiring at the 2006 annual meeting of stockholder or until their successors are elected and qualified.

Third, you are being asked to approve an amendment to WQN’s 2002 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 750,000 to 1,250,000.

Fourth, you are being asked to ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2005.
      At the annual meeting, we may also transact such other business as may properly come before the meeting or any adjournment thereof.
STOCKHOLDER APPROVAL OF OTHER MATTERS
      The election of the directors requires the approval of a plurality of the votes present in person or by proxy and entitled to vote. The approval of the Asset Purchase Agreement and the Proposed Transaction requires the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of common stock of WQN. Therefore, since the approval of the Asset Purchase Agreement and the Proposed

Transaction requires the affirmative vote of holders of at least a majority of all issued and outstanding stock, abstentions and broker nonvotes will have the same effect as votes against the Asset Purchase Agreement and the Proposed Transaction. The approval of each other proposal requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting and entitled to vote.
THE COMPANY
      Until recently, we were engaged in the business of providing Voice-Over-Internet-Protocol (VoIP) telephony international long distance services. VoIP enables voice communications over the Internet by compressing voice into data packets that can be efficiently transmitted over data networks and then converted back into voice at the receiving end.
      As a result of the sale of our Voice-Over-Internet-Protocol business, we currently anticipate converting into a specialty financial services company that will focus on providing capital to small and middle market companies through direct and indirect investments with the anticipation of electing to be classified as a registered business development company in the first quarter of 2006. There can be no assurance that we will be able to meet the requirements to be a registered business development company in the first quarter of 2006 or at any time thereafter. Following the consummation of the asset sale to VoIP, we will hold only certain limited assets, including retained cash, the investment in VoIP to be received as part of the Proposed Transaction, limited partnership interests in SeaView Mezzanine Fund, LP and Cross Country Capital Partners, L.P. and certain other miscellaneous assets which will be “excluded” from the sale of assets to VoIP. See discussion in the Proxy Statement under the heading “Proposal One: The Proposed Sale of the Voice-Over-Internet-Protocol Business — Conduct of Business Following The Proposed Transaction; Use of Proceeds”.
SUMMARY OF TERMS OF THE PROPOSED ASSET SALE
      Pursuant to the terms of the Asset Purchase Agreement, we have agreed to sell (subject to stockholder approval) substantially all of the assets of our Voice-Over-Internet-Protocol Business for a total consideration of (a) a $3.7 million secured convertible promissory note issued by VoIP, (b) 1,250,000 shares of VoIP’s restricted common stock and (c) a warrant to purchase 5,000,000 shares of VoIP’s common stock at an exercise price of $0.001 per share, plus the assumption of certain liabilities by VoIP. See discussion in the Proxy Statement under the heading “Proposal One: The Proposed Sale of the Voice-Over-Internet-Protocol Business — The Consideration”. Certain assets are excluded from the sale, including, but not limited to, all cash of the company in excess of $1.0 million and WQN’s limited partnership interests in SeaView Mezzanine Fund, LP and Cross Country Capital Partners, L.P. See discussion in the Proxy Statement under the heading “Proposal One: The Proposed Sale of the Voice-Over-Internet-Protocol Business — Terms of the Asset Purchase Agreement — The Purchased Assets and Assumed Liabilities”. In connection with the Proposed Transaction and pursuant to the Asset Purchase Agreement, WQN has loaned to VoIP an aggregate amount of $1,000,000. See discussion in the Proxy Statement under the heading “Proposal One: The Proposed Sale of the Voice-Over-Internet-Protocol Business — Terms of the Asset Purchase Agreement — Bridge Loan”.
      The Proposed Transaction is subject to the satisfaction or waiver of several conditions, including the approval of WQN’s stockholders. See discussion in the Proxy Statement under the heading “Proposal One: The Proposed Transaction of the Voice-Over-Internet-Protocol Business — Conditions to the Closing of the Sale”. Either party may terminate the asset purchase agreement if the Proposed Transaction is not completed by December 1, 2005, under certain circumstances and for other reasons described under the heading “Proposal One: The Proposed Sale of the Voice-Over-Internet-Protocol Business — Terms of the Asset Purchase Agreement — Termination”.

PROPOSAL ONE:
THE PROPOSED SALE OF THE VOICE-OVER-INTERNET-PROTOCOL BUSINESS
      At the Annual Meeting, WQN’s stockholders will consider and vote upon a proposal to approve the Asset Purchase Agreement (a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference) by and among WQN, VoIP and the Purchaser and the sale of WQN’s Voice-Over-Internet-Protocol Business, as contemplated by the Asset Purchase Agreement.
SUMMARY OF EXISTING OPERATIONS
      Currently, we are a Voice Over Internet Protocol telephony company providing international long distance services. Voice Over Internet Protocol enables voice communications over the Internet by compressing voice into data packets that can be efficiently transmitted over data networks and then converted back into voice at the receiving end. Our customers utilize our enhanced Voice Over Internet Protocol services platform to make and receive calls using their home phone, business phone, personal computer and mobile phone.
      Our business currently includes the provision of enhanced Internet-based and other telephony services under various brand names to individual consumers primarily seeking to make international calls as well as the provision of enhanced Internet-based and other telephony services to resellers, corporations and service providers under their brand names and carrier transmission services whereby we sell our excess capacity to other long-distance carriers. We also distribute telephony services, including prepaid long distance and prepaid wireless, through a network of private distributors.
      We recorded fiscal 2004 revenues of $15.3 million and recorded revenues of $15.6 million through the first six months of fiscal 2005.
BACKGROUND TO THE TRANSACTION
      The industry in which WQN’s Voice-Over-Internet-Protocol Business operates is intensely competitive with significant capital requirements. As a result, WQN has been competing increasingly with larger, better-capitalized competitors. WQN has regularly evaluated alternative strategies for improving its competitive position and enhancing stockholder value. As part of these evaluations, WQN has, from time to time, considered various strategic alternatives, including acquisitions, sales of assets or business units, the sale of WQN and various business combinations.
      In March, 2005, B. Michael Adler saw an interview conducted with Steve Ivester, the CEO of VoIP, on wallst.net in which he discussed VoIP’s business.
      On April 4, 2005, Mr. Adler met with Mr. Ivester to discuss a possible strategic relationship or acquisition transaction between WQN and VoIP.
      On April 12, 2005, Mr. Adler and Victor Grijalva, our former Chief Financial Officer, met with Bill Burbank, the COO of VoIP, and Mr. Ivester to further discuss the possibility of a business transaction between VoIP and WQN and presented an overview of WQN and our Voice-Over-Internet-Protocol Business.
      On April 14, 2005, we received a formal, non-binding letter of intent from VoIP for the purchase of the assets of the Voice-Over-Internet-Protocol Business.
      On June 14, 2005, Mr. Adler received an email from Mr. Ivester regarding his understanding of the proposed deal terms.
      On June 23, 2005, our board of directors (the “Board”) held a special meeting at which Mr. Adler reported on the status of the discussions with Mr. Ivester and VoIP.
      On July 1, 2005, Mr. Adler and E. Denton Jones met with our outside legal counsel to discuss the terms of the proposed transaction.

      On July 8, 2005, we received the initial draft of the Asset Purchase Agreement from legal counsel to VoIP.
      On July 21, 2005, Mr. Adler and Mr. Jones of WQN and Mr. Kropp of Ladenburg Thalmann & Co. Inc. (“Ladenburg”) visited VoIP’s offices in Orlando, Florida and conducted an investigation of VoIP’s Orlando operations, its management and its business.
      On July 26, 2005, WQN formally engaged Ladenburg as financial advisor and to issue a fairness opinion in connection with WQN’s proposed sale of the assets of the Voice-Over-Internet Protocol Business to VOIP.
      On July 27, 2005, Ladenburg delivered to the Board its fairness opinion to the effect that, as of the date of such opinion, and based on and subject to the limitations described therein, the consideration to be received by WQN from VoIP and the Purchaser in connection with the sale of the Voice-Over-Internet-Protocol Business to the Purchaser was fair, from a financial point of view, to the common stockholders of WQN.
      On July 27 through July 29, 2005, our Board held a working session to negotiate the Asset Purchase Agreement and the Proposed Transaction.
      On July 29, 2005, our Board approved the Proposed Transaction and designated individuals to sign on behalf of WQN. Between July 29 and August 3, counsel for WQN and VoIP continued to refine the draft Asset Purchase Agreement so that it accurately reflected the proposed business arrangement between the parties.
      On August 3, 2005, WQN executed the Asset Purchase Agreement.
      On August 9, 2005, WQN filed a Current Report on Form 8-K with the Securities and Exchange Commission, disclosing the execution of the Asset Purchase Agreement.
THE CONSIDERATION
      Upon completion of the transaction, WQN will receive a total consideration for sale of the assets of the Voice-Over-Internet-Protocol Business of: (a) a secured convertible promissory note from in the principal amount of $3.7 million issued by VoIP (the “Note”), (b) 1,250,000 shares of VoIP’s restricted common stock, par value $0.001 per share and (c) a warrant to purchase 5,000,000 shares of VoIP common stock at an exercise price of $0.001 per share.

Convertible Note
      The Note shall bear interest, beginning 90 days after the day of issuance of the Note, at a simple rate of 6% per annum. Following the occurrence and continuance of an event of default under the Note, and subject to any applicable cure periods, the interest rate shall automatically increase to 12% per annum. Equal monthly payments of principal and interest shall be due and payable each month commencing on the 120th day after the day of issuance of the Note.
      WQN will have the right to convert all or any portion of the then aggregate outstanding principal amount of the Note, together with accrued interest and outstanding fees, into (a) shares of VoIP’s Series A preferred stock, par value $0.001 per share if VoIP has filed a certificate of designation establishing VoIP preferred stock, or (b) into shares of VoIP common stock, if VoIP has not filed a certificate of designation establishing VoIP preferred stock. If the Note is converted into shares of VoIP preferred stock, the number of shares of VoIP preferred stock into which the Note will be converted will be equal to (i) the sum of (x) the principal amount due under the Note, and (y) the amount of accrued but unpaid interest thereon (plus any outstanding fees), divided by (ii) ten (10) (the “Conversion Amount”). If the Note is converted into VoIP common stock, the number of shares of VoIP common stock into which this Note shall be converted shall be equal to the product of (A) the Conversion Amount, and (B) 9.43. The Conversion Amount of the Note will be subject to adjustment for any stock splits, combinations, stock dividends or mergers, consolidations or sales of VoIP’s assets. The Conversion Amount will also be subject to a weighted average adjustment for dilutive issuances (or deemed issuances) of VoIP common stock.

      Pursuant to the Asset Purchase Agreement, any shares of VoIP preferred stock received upon conversion of the Note may be convertible into VoIP common stock at a conversion rate equal to (x) ten (10) divided by (y) a conversion price of $1.06 per share (such that each share of VoIP preferred stock will be convertible into 9.43 shares of VoIP common stock); provided, however, that if the average closing bid price of the VoIP common stock for a period of ten (10) trading days ending prior to the closing date of the Asset Purchase Agreement is less than $1.06, the conversion price will be adjusted to an amount equal to 120% of the average closing bid price of the VoIP common stock during such ten (10) day period; provided further, however, that the adjusted conversion price will in no event be less than $0.80 or greater than $1.06 per share.
      The Note will be automatically converted upon the filing of a certificate of designation establishing the VoIP preferred stock. The Note may not be paid prior to its scheduled maturity without the prior consent of WQN.

Warrant
      The Warrant will be exercisable at any time after its issuance until August 1, 2010 (the “Expiration Date”) for up to 5,000,000 shares of VoIP common stock at an exercise price of $0.001 per share. Both the exercise price and the number of shares pursuant to which the Warrant is exercisable will be subject to adjustment in the event of certain fundamental changes involving the VoIP common stock (including splits, subdivisions or stock dividends on the VoIP common stock) and for dilutive issuances (or deemed issuances) of VoIP common stock. The Warrant also contains a “cash-less” exercise provision based on the closing or last sale price of the VoIP common stock, as measured on the day before exercise on VoIP’s principal trading market.

Price Guarantee
      WQN will be entitled to receive an additional amount of VoIP common stock if the value of the VoIP common stock (i) held by WQN, (ii) issuable upon exercise of Warrant or conversion of the Note or the VoIP preferred stock received upon exercise of the Note, based on the twenty trading day average of VoIP common stock on May 26, 2006 or (iii) thereafter sold by WQN, is less than $5,000,000. To the extent the aggregate value so determined is less than $5,000,000, VoIP and Steven Ivester, VoIP’s chief executive officer and largest shareholder, will issue to WQN additional shares of VoIP common stock equal to the difference (the “Makewell Shares”) of such shortfall, using the same price per share on which the value of VoIP common stock was determined above. VoIP shall be responsible for issuing 60% of the Makewell Shares, and Steven Ivester shall be responsible for transferring the balance from his personal holdings.

Registration Rights
      The 1,250,000 shares of VoIP common stock that WQN will receive at closing and all shares issuable upon conversion of securities or exercise of warrants will be restricted stock and not freely tradable. Pursuant to the Asset Purchase Agreement, WQN will be granted “piggy-back” registration rights on these shares, together with any shares which WQN will have the right to obtain through exercise or conversion of the Note or the Warrant or otherwise; provided, however, that at any time after WQN has sold 1,250,000 shares pursuant to any such registration, the maximum number of shares that it may sell pursuant to any subsequent registration request shall not exceed 500,000 shares in any calendar quarter. Additionally, the shares WQN requests to be registered will be subject to cut-back, if in the opinion of the VoIP’s managing underwriter, if any, for such offering, the inclusion of the shares requested to be registered, when added to the securities being registered by VoIP or the selling security holder(s) in the offering, would exceed the maximum amount of VoIP’s securities that can be marketed without otherwise materially and adversely affecting the entire offering.
INTERESTS OF MANAGEMENT AND THE BOARD OF DIRECTORS
      Except in their capacity as stockholders of WQN, no director or executive officer of WQN or any of their associates has any substantial interest, direct or indirect, in the Proposed Transaction, nor will any such person derive any extra or special benefit not shared on a pro rata basis by all other stockholders of WQN.

REASONS FOR THE PROPOSED TRANSACTION
      Our Board approved the Proposed Transaction and the Asset Purchase Agreement based on a number of factors, including the following:

•	WQN will divest its under-performing, cash consuming assets;

•	WQN will receive an equity interest in VoIP, which combined with WQN’s Voice-Over-Internet-Protocol Business, will offer synergistic opportunities and be integrated and scalable beyond that which WQN could achieve by remaining a stand alone company;

•	the financial analysis and presentation by Ladenburg Thalmann and the opinion of Ladenburg Thalmann that, as of the date of the opinion, and based on procedures followed, assumptions made, the matters considered and the limitations on the review undertaken described in the opinion, the consideration payable in the transaction was fair from a financial point of view to the common stockholders WQN;

•	the support for the Proposed Transaction by our largest stockholders, who collectively hold approximately 50% of our outstanding stock; and

•	WQN will retain its cash in excess of $1.0 million to redeploy as a specialty financial services company or into another business, including potential further investments in SeaView Mezzanine Fund, LP.
BOARD OF DIRECTORS RECOMMENDATION
      After careful consideration, WQN’s Board has determined that the Asset Purchase Agreement is advisable, fair to, and in the best interests of, WQN and its stockholders. Accordingly, WQN’s Board has unanimously approved the Asset Purchase Agreement and the Proposed Transaction, and unanimously recommends that you vote “FOR” approval of the Asset Purchase Agreement and the Proposed Transaction, including the asset sale.
OPINION OF LADENBURG THALMANN & CO. INC.
      WQN retained Ladenburg Thalmann & Co. Inc. (“Ladenburg”) to render an opinion to its Board that, based on and subject to the matters set forth in its opinion, the Consideration (as defined below) to be received by WQN from the Purchaser in connection with the Proposed Transaction of the Voice-Over-Internet-Protocol Business to the Purchaser is fair, from a financial point of view, to the common stockholders of WQN. The Consideration was determined through negotiations between WQN, VoIP and the Purchaser.
      Ladenburg will receive a fee in the amount of $150,000 for rendering the fairness opinion attached at Appendix B, which fee was due and payable in three equal installments, upon engagement, upon delivery of the opinion to the Board of Directors and upon filing of this proxy statement with the Securities and Exchange Commission.
      Ladenburg has within the past 24 months been engaged by WQN to act as the WQN’s financial advisor and render an opinion as to the fairness, from a financial point of view, to the common stockholders of WQN on the terms of a proposed transaction between WQN and a prospective target acquisition company.
      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following is a brief summary and general description of the valuation methodologies utilized by Ladenburg. The summary does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusion reached by Ladenburg or a complete description of its presentation. Ladenburg believes, and so advised WQN’s Board, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by Ladenburg, without considering all factors and analyses, could create an incomplete view of the process underlying Ladenburg’s analyses and the rendering of the opinion.
      On July 26, 2005 WQN retained Ladenburg as financial advisor and to render a fairness opinion in connection with WQN’s proposed sale of its Voice-Over-Internet Protocol Business to VoIP, Inc. The Board retained Ladenburg based upon its experience in the valuation of businesses and their securities in connection with mergers, acquisitions, sales of companies, sales of corporate divisions and similar transactions.

      On July 27, 2005, Ladenburg delivered to the Board its written opinion to the effect that, as of the date of such opinion, and based on and subject to the limitations described therein, the consideration to be received by WQN from VoIP Inc. and the Purchaser in connection with the sale of the Voice-Over-Internet-Protocol Business to the Purchaser, including (a) a $3.7 million secured convertible promissory notes issued by VoIP, (b) 1,250,000 shares of VoIP’s restricted common stock and (c) a warrant to purchase 5,000,000 shares of VoIP’s restricted common stock, (collectively, the “Consideration”), is fair, from a financial point of view, to the common stockholders of WQN.
      THE FULL TEXT OF LADENBURG THALMANN & CO. INC.’S OPINION, DATED JULY 26, 2005, WHICH DESCRIBES AMONG OTHER THINGS THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY LADENBURG IN RENDERING ITS OPINION IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF THE LADENBURG OPINION IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE LADENBURG OPINION. WQN’S STOCKHOLDERS ARE URGED TO, AND SHOULD READ LADENBURG’S OPINION CAREFULLY AND IN ITS ENTIRETY.
      The Ladenburg opinion does not address WQN’s underlying business decision to proceed with the Proposed Transaction and does not constitute a recommendation to any of WQN’s stockholders as to how a stockholder should vote with respect to the Proposed Transaction. Ladenburg did not make, and was not requested by WQN or any other person to make, any recommendations as to the form or amount of consideration to be received in connection with the Proposed Transaction. Ladenburg was not asked to opine and does not express any opinion as to: (i) the tax consequences of the Proposed Transaction, (ii) the price or trading volume of the shares of VoIP’s common stock to be received by WQN may trade at the time of consummation of the Proposed Transaction or at any future time, (iii) the relative merits of the Proposed Transaction as compared to any alternative business strategies that might exist for WQN, or (iv) the fairness of any aspect of the Proposed Transaction not expressly addressed in Ladenburg’s fairness opinion. Ladenburg did not undertake an appraisal of any of the individual assets or liabilities (contingent or otherwise) of VoIP, the Purchaser or WQN.
      In arriving at its fairness opinion, among other things, Ladenburg undertook the following:

1. Met with certain members of WQN’s senior management to discuss its business and operations, financial condition and future prospects;

2. Visited VoIP’s Orlando office;

3. Reviewed (i) the unaudited income statement and balance sheet for WQN for the three month period ended March 31, 2005; (ii) the forecasted, unaudited income statement of WQN for the period ended December 31, 2005; and (iii) review certain other historical, operating and financial information provided to it by the management of WQN;

4. Reviewed certain financial projections prepared by WQN’s management relating to the Voice-Over-Internet-Protocol-Business;

5. Reviewed certain other publicly available financial data for certain transactions that it deemed comparable to the Proposed Transaction;

6. Reviewed a draft of the Asset Purchase Agreement dated July 18, 2005; and

7. Conducted such other analyses and examinations and considered such other financial, economic and market criteria as it deemed necessary in arriving at its opinion.

      The following is a summary of the material analyses and other information that Ladenburg Thalmann prepared and relied on in delivering its opinion to the Board of WQN:

Analyses
      Ladenburg used several methodologies to assess the fairness, from a financial point of view, of the Consideration to be received by WQN in connection with the Proposed Transaction. These methodologies provided an estimate as to the aggregate enterprise value of the Voice-Over-Internet-Protocol Business and its operations on a going-forward basis. The following is a summary of the material financial analyses used by Ladenburg Thalmann in connection with providing its opinion.
      To determine the estimated value of the Voice-Over-Internet-Protocol Business, Ladenburg obtained a blended valuation indication that was developed from multiple analytical methodologies including: (i) a comparable public company analysis; (ii) a comparable acquisition analysis; and (iii) a discounted cash flow analysis. The analyses required studies of overall market conditions; the consideration of the economic, business and other factors that affect the industry in which WQN’s Voice-Over-Internet-Protocol Business operates; and, consideration of the historical and future operating results of WQN’s Voice-Over-Internet-Protocol Business.

Selected Publicly Traded Comparable Company Analysis
      Ladenburg reviewed certain financial information and valuation ratios of publicly traded companies that were selected solely by Ladenburg with businesses that were deemed generally comparable to the business of the Voice-Over-Internet-Protocol Business (the “Comparable Company Analysis”). The group of comparable companies comprised Covad Communication Group, Inc., iBasis, Inc., Net2Phone, Inc. and Primus Telecommunications Group, Inc. (the “Comparable Companies”).
      The Selected Publicly Traded Comparable Company Analysis showed:

Selected Publicly Traded
Companies

	Minimum	Median	Maximum

Enterprise Value to LTM Sales	0.5x	0.7x	0.8x
Enterprise Value to Fiscal 2005 Sales	0.6x	0.6x	0.7x
Enterprise Value to Fiscal 2006 Sales	0.4x	0.5x	0.5x
Enterprise Value to LTG Gross Profit	1.2x	1.8x	5.2x

Comparable Acquisitions Analysis
      Ladenburg reviewed four recently completed acquisitions (the “Comparable Acquisitions”) for which the target company was deemed by Ladenburg to engage in a business that was deemed generally comparable to the business of the Voice-Over-Internet-Protocol Business. Ladenburg selected transactions by searching filings with the Securities and Exchange Commission, public company disclosures, press releases; industry and general press reports, databases and other sources:

Acquiring Company	Target Company

Talk America	LDMI Telecommunications
Corvis Corp.	Focal Communications Corp.
Teleglobe, Inc.	ITXC Corp.
Growth Enterprise Fund, S.A.	GlobalNet, Inc.
      The results of the analysis of the multiples of revenue of these transactions showed that the multiples of enterprise value (“EV”) to last twelve months’ revenues (“LTM”) exhibited by the Comparable Acquisitions ranged from 0.2x to 0.6x with a mean multiple of 0.4x and a median multiple of 0.4x. Based on the five year average revenue of $12.2 million, the resulting indication of the EV for the Voice-Over-Internet-Protocol Business was approximately $5.0 million.

Discounted Cash Flow Analysis
      Ladenburg completed a discounted cash flow analysis for the Voice-Over-Internet-Protocol Business in which the present value of the projected expected future cash flows of WQN’s Voice-Over-Internet-Protocol Business were calculated using forecasted financial planning data for the Voice-Over-Internet-Protocol Business prepared by WQN’s management (the “Discounted Cash Flow Analysis”). Ladenburg estimated a range of estimated values for the Voice-Over-Internet-Protocol Business based on the net present value of the Voice-Over-Internet-Protocol Business’s expected annual EBITDA, or earnings before interest, taxes on income and depreciation and amortization is a common measurement used by financial statement users to compare one company’s performance to another’s before considering financing and tax structure and depreciation and amortization policies. EBITDA is not intended to represent cash flow from operations as defined by accounting principles generally accepted in the United States of America and may not be comparable among different companies because of computational and classification differences, and an estimated terminal value for the Voice-Over-Internet-Protocol Business in 2007 calculated using a multiple of forecasted EBITDA. Ladenburg applied a discount rate of 30.0% to 50.0% and a range of terminal value multiples of 8.0x to 12.0x forecasted 2007 EBITDA. Based on this analysis, the resulting indication of the enterprise value ranged from approximately $4.3 million to $8.4 million.
      The aforementioned Comparable Company, Comparable Acquisition and Discounted Cash Flow Analyses provided Ladenburg with an indication of the EV of the Voice-Over-Internet-Protocol Business on a going-forward basis in the range of approximately $2.0 million to approximately $9.2 million with a median EV of $5.8 million.

Conclusion
      The analyses of Ladenburg are not necessarily indicative of actual values or future results. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or transaction used in any analysis for purposes of comparison is identical to the business or transaction under consideration. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which the Voice-Over-Internet-Protocol Business was compared and other factors that could affect the value of the Voice-Over-Internet-Protocol Business.
      WQN generally does not publicly disclose forward-looking financial information. Nevertheless, in connection with its review, Ladenburg considered financial projections for the Voice-Over-Internet-Protocol Business for the fiscal years ending December 31, 2005, 2006 and 2007. The projections were prepared under market conditions as they existed as of approximately July 26, 2005, and management does not intend to provide Ladenburg with any updated or revised projections in connection with the Proposed Transaction. The projections do not take into account any circumstances or events occurring after the date they were prepared. In addition, factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the financial condition or results of WQN or the Voice-Over-Internet-Protocol Business, may cause the projections or the underlying assumptions to be inaccurate. As a result, projections should not be relied upon as necessarily indicative of future results, and readers of this Proxy Statement are cautioned not to place undue reliance on such projections.
      Ladenburg assumed that WQN and the Voice-Over-Internet-Protocol Business are not a party to any pending transaction, including external financings, recapitalizations, asset sales, acquisitions or merger discussions, other than in the ordinary course of business. In arriving at its opinion, Ladenburg assumed that all the necessary regulatory approvals and consents required for the Proposed Transaction would be obtained in a manner that would not affect the Consideration.
      The summary set forth above describes the material points of more detailed analyses completed by Ladenburg in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Ladenburg made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Ladenburg believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete view of the processes underlying the analyses set forth in Ladenburg’s fairness opinion. In its analysis, Ladenburg made numerous assumptions with respect to WQN and the Voice-Over-Internet-Protocol Business, the Proposed Transaction, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates underlying or included in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.
CONDUCT OF BUSINESS FOLLOWING THE PROPOSED TRANSACTION; USE OF PROCEEDS
      If the Proposed Transaction is approved, we will sell substantially all of the assets associated with the Voice-Over-Internet-Protocol Business to VoIP, which may be deemed to be a sale of substantially all of the assets of WQN pursuant to the DGCL. Following the consummation of the Proposed Transaction, we will hold only certain limited assets, including retained cash, the investment in VoIP to be received as part of the Proposed Transaction, limited partnership interests in SeaView Mezzanine Fund, LP and Cross Country Capital Partners, L.P. and certain other miscellaneous assets which will be “excluded” from the sale of assets to VoIP. It is currently anticipated that WQN will convert into a specialty financial services company that will provide capital to small and middle market businesses with the anticipation of electing to become a registered business development company in the first quarter of 2006; however, there is no guarantee that WQN will meet the standards of becoming a registered business development company by the end of the first quarter in 2006, or at any time thereafter.
      In order to implement this strategy, WQN has entered into an employment agreement with Scott W. Hartman, to serve as its chief executive officer, and with David S. Montoya, to serve as its chief financial officer, each agreement to be effective upon consummation of the Proposed Transaction. See “Executive Compensation — Employment Agreements”. Both have extensive proven track records of profitably investing in, lending to and managing small and middle market companies. As a specialty financial services company, WQN would focus on investing equity and debt into small and middle market businesses in need of growth capital. WQN would invest directly into companies, as well as indirectly by sponsoring fund managers that specialize in investing in this market sector. By investing directly and indirectly, WQN would generate revenue through interest and dividend income, management and transaction fees and capital gains, as well as any other fees associated with the portfolio companies. It would seek to maximize its return on equity to the shareholders by investing as both a minority and majority investor into transactions.
      Pursuant to a subscription agreement dated effective as of December 8, 2004, WQN committed to invest $10,000,000 in SeaView Mezzanine Fund, LP, a limited partnership seeking approval to operate as a Small Business Investment Company by the U.S. Small Business Administration and has invested $1,000,000 as of July 1, 2005. Upon executing the subscription agreement, WQN joined SeaView Mezzanine Fund, LP as a limited partner. SeaView invests in mezzanine securities in a diversified portfolio of small to mid-size companies. Generally, the limited partnership agreement runs for a 10 year term and the remainder of our commitment is callable by SeaView over the next 5 years.
ABSENCE OF DISSENTERS’ RIGHTS OF APPRAISAL
      Under the applicable provisions of DGCL, WQN’s stockholders will have no rights in connection with the Proposed Transaction to seek appraisal for the fair value of their shares of Common Stock.

ACCOUNTING TREATMENT OF PROPOSED TRANSACTION
      If the Proposed Transaction is approved by the stockholders, WQN will record the proposed disposition in accordance with SFAS No. 144 — Accounting for Impairment or Disposal of Long Lived Assets, during the quarter in which the Proposed Transaction closes.
CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED TRANSACTION
      The Proposed Transaction should have no direct income tax consequences to WQN’s stockholders. The Proposed Transaction will be reported by WQN as a sale of assets for federal income tax purposes in 2005.
WQN WILL NOT SEEK AN OPINION OF COUNSEL WITH RESPECT TO THE ANTICIPATED TAX CONSEQUENCES. THE FOREGOING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY STOCKHOLDER. WQN RECOMMENDS THAT EACH STOCKHOLDER CONSULT HIS OR HER OWN TAX ADVISER REGARDING THE TAX CONSEQUENCES OF THE PROPOSED TRANSACTION.
CERTAIN INFORMATION CONCERNING VoIP
      VoIP (OTCBB: VOII) is an emerging global service provider for advanced communications services utilizing Voice over Internet Protocol as its core technology component, providing carrier class services to leading domestic and international carriers, cable operators, and service providers through its industry leading proprietary technology worldwide. Leveraging its nationwide Multi-Protocol Label Switching (MPLS) network, and continued deployment of advanced communications services, VoIP is enabling its customers worldwide to gain entry into this emerging space with products including voice termination/origination, e911, CALEA, Broadband Voice, IP Centrex, and more.
      VoIP provides the broadest, and most advanced suite of services through its portfolio of inter-related subsidiaries dedicated to the growing needs, and advancing technology in the marketplace. VoIP’s principal executive offices are located at 12330 SW 53rd Street, Suite 712, Ft. Lauderdale, Florida 33330. For more information on VoIP please visit the company’s web site: http://www.voipinc.com.
      VoIP files annual, quarterly, special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document it files at the SEC’s public reference rooms in Washington D.C., New York, New York and Chicago, Illinois. VoIP’s SEC filings are also available to the public at the SEC’s web sit at http://www/sec.gov. Certain of VoIP’s SEC filings are also attached to this Proxy as Appendix D. See “Available Information”.
      All information contained in this Proxy Statement relating to VoIP has been supplied by VoIP to WQN.
RISK FACTORS RELATING TO THE PROPOSED TRANSACTION AND TO WQN’S BUSINESS AFTER THE PROPOSED TRANSACTION
Certain Cautionary Information
      In connection with the Private Securities Litigation Reform Act of 1995 (the “Litigation Reform Act”), WQN is hereby disclosing certain cautionary information to be used in connection with written materials and oral statements made by or on behalf of its employees and representatives that may contain “forward-looking statements” within the meaning of the Litigation Reform Act. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are necessarily speculative and there are numerous risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. The discussion below highlights some of the more important risks identified by WQN, but should not be assumed to be the only factors that could affect future performance. The reader is cautioned that WQN does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management over time means that actual events are bearing out as estimated in such forward-looking statements.

Even if approved by our stockholders, the asset sale may not be completed.
      The completion of the asset sale is subject to certain conditions. Even if our stockholders approve the asset sale, there can be no assurances that the other conditions to closing will be met and that the asset sale will be completed. If the asset sale is not completed, we will have spent a substantial amount of time and financial resources in connection with the transaction without realizing any gain.

If the asset sale is completed, we will have no proven source of continuing revenue and any new business opportunity that we pursue will likely be very risky.
      If the asset sale is completed, we will transfer to VoIP all of our currently productive assets. We have not identified and other than the commitment to invest $10.0 million in SeaView Mezzanine Fund, LP, have no commitments to enter into or acquire a specific business opportunity after the asset sale. Therefore, we cannot disclose the risks and hazards of any specific business or opportunity that we may enter into. A stockholder can expect a potential business opportunity to be quite risky. Our acquisition of, or participation in, a business opportunity will likely be highly illiquid and could result in a total loss to WQN and our stockholders if the business or opportunity proves to be unsuccessful. See the discussions under the heading “Proposal One: The Proposed Sale of the Voice-Over-Internet-Protocol Business — Conduct of Business Following the Proposed Transaction; Use of Proceeds”.

There is no plan to distribute any of the proceeds of the asset sale to our stockholders.
      We do not intend to distribute any portion of the proceeds from the asset sale to our stockholders. We have not yet determined what course of action we will follow after the consummation of the Proposed Transaction. Our current intention is to convert into a registered business development company, if and when practicable, and use our remaining cash to redeploy as a financial services company or into another business. While management believes there are numerous business opportunities available, there can be no assurance that we will be successful in this pursuit. If we are not successful in developing, acquiring or merging with a new business, we could end up spending the net proceeds of the asset sale without any gain to stockholders.

Any new business acquisition will likely be highly dilutive to our existing stockholders.
      Any subsequent business combinations involving WQN will most likely require our issuance of additional shares of common and/or preferred stock. These issuances will likely result in substantial dilution to our existing stockholders without their review or approval.

If our stockholders do not approve the asset sale, we may not have sufficient resources to continue operations without seeking additional capital, which may be difficult to obtain.
      We have limited cash resources, and these resources continue to diminish. We recorded a net loss of $3.2 million and consumed $4.2 million of our cash in operating activities during the year ended December 31, 2004 and we recorded a net loss of $2.4 million and consumed $1.8 million of our cash in operating activities during the six months ended June 30, 2005. We may not have sufficient funds to achieve profitability. Thus, we would be forced to seek additional capital in order to continue our operations. Considering our recent financial performance, it is likely to be very difficult for us to obtain additional equity or debt financing. Any terms of such a financing would likely be highly dilutive and unfavorable to our current stockholders.

If we are classified as an investment company, we could be subject to restrictive and costly regulation.
      If the asset sale is completed, our stock holdings in VoIP will represent a significant portion of our assets. Because of our substantial investment in VoIP and SeaView Mezzanine Fund, LP, it is possible that we could be classified as an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Additionally, we currently anticipate electing to become a registered business development company, which will require registration under the Investment Company Act. The Investment Company Act and the rules and regulations promulgated under the act are extremely restrictive. Compliance with the Investment Company Act would be very costly, and it could be difficult for us to execute our business plan.

We will continue to incur the expenses of complying with public company reporting requirements.
      We have an obligation to continue to comply with the applicable reporting requirements of federal and state securities laws, including but not limited to, the Securities Exchange Act of 1934, as amended, even though compliance with such reporting requirements is economically burdensome.

Our common stock may be delisted from the Nasdaq Market which could adversely affect the liquidity of your stock
      Our common stock may be delisted from the Nasdaq Market. The decision by the Nasdaq Listing Qualifications Panel to delist our common stock could be based on our failure to meet the Nasdaq’s minimum $1 bid price per share requirement in which case our common stock would be traded on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. As a result our common stock being listed on the OTCBB, your ability to resell your shares of our common stock could be adversely affected.

The market price for VoIP common stock may be volatile, increasing the risk of our securities position.
      Following the asset sale, the VoIP stock that we receive will represent a material portion of our capital assets. Historically, the market price of the VoIP common stock, as traded on the over-the-counter market on the OTCBB under the symbol VOII, has been highly volatile. The value of our investment in VoIP stock could decline due to the impact of any of the following factors upon the market price of its shares:

•	failure to meet sales goals or operating budget;

•	decline in demand for its common stock;

•	revenues and operating results failing to meet expectations of securities analysts or investors in any quarter;

•	downward revisions in securities analysts’ estimates or changes in general market conditions;

•	technological innovations by competitors or in competing technologies;

•	investor perception of VoIP’s industry or prospects; or

•	general economic trends.
      Market fluctuations are often unrelated to operating performance and therefore would be beyond the control of VoIP management.

Because a substantial portion of the consideration for the asset sale is VoIP stock, you should carefully consider the risks related to VoIP’s business, which are discussed beginning on page 5 of VoIP’s Registration Statement on Form SB-2, as filed with the SEC on August 12, 2005.
REGULATORY APPROVALS
      The asset sale is not subject to the approval of any state or federal regulatory agency or governmental body.
TERMS OF THE ASSET PURCHASE AGREEMENT
      The terms and conditions of the Asset Purchase Agreement and the Proposed Transaction are the result of arm’s-length negotiations between representatives of WQN and representatives of VoIP, the parent company of the Purchaser. The following is a summary of the terms of the Asset Purchase Agreement that we believe are material. However, the description does not contain all of the terms of the Asset Purchase

Agreement and is qualified in its entirety by reference to the copy of the Asset Purchase Agreement attached as Appendix A to this Proxy Statement and incorporated herein by reference. Stockholders are urged to read the Asset Purchase Agreement in its entirety. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Asset Purchase Agreement.

General
      Pursuant to the terms of the Asset Purchase Agreement, in consideration of the transfer to VoIP of substantially all of the assets relating to the Voice-Over-Internet-Protocol Business of WQN, other than excluded assets, VoIP has agreed to pay to WQN an aggregate purchase price of (a) a $3.7 million secured convertible promissory note issued by VoIP, (b) 1,250,000 shares of VoIP’s restricted common stock and (c) a warrant to purchase 5,000,000 shares of VoIP’s restricted common stock. See discussion in the Proxy Statement under the heading “Proposal One: The Proposed Sale of the Voice-Over-Internet-Protocol Business — The Consideration.”

Conditions to the Closing of the Sale
      The closing of the Proposed Transaction is scheduled to occur as soon as practicable after the date on which the last of the closing conditions, including approval of WQN’s stockholders (“Stockholder Approval”), is satisfied or waived. The obligations of the parties to consummate the Proposed Transaction are subject to certain customary conditions such as (i) the accuracy of certain representations and warranties in the Asset Purchase Agreement, (ii) the performance of the covenants set forth therein, (iii) the absence of certain legal actions or proceedings prohibiting consummation of any of the transactions contemplated by the Asset Purchase Agreement, (iv) WQN having received Stockholder Approval of the Asset Purchase Agreement from stockholders representing a majority of the shares eligible to vote and present in person or by proxy at the Annual Meeting, (v) all governmental consents having been received, (vi) VoIP having received the consent of each of (a) Cedar Boulevard Lease Funding, LLC and (b) the requisite investors in VoIP’s financing transactions consummated on July 5, 2005, and (vii) VoIP’s internal controls being reasonably satisfactory to WQN. VoIP’s obligation to close is also subject to (i) certain third party consents having been received and (ii) no material adverse change or effect has occurred on the part of WQN.

The Purchased Assets and Assumed Liabilities
      The assets to be transferred to the Purchaser are substantially all of the assets of the Voice-Over-Internet-Protocol Business, including all of WQN’s rights, title and interest in and to all of the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal and constituting, or used in connection with, or related to, the Voice-Over-Internet-Protocol Business owned by WQN or in which WQN has any interest, including, without limitation, all of the right, title and interest of WQN in and to (but not including the Excluded assets): (i) all intellectual property (and rights associated therewith), including patents, patent applications, trademarks, service marks, proprietary rights in trade names (other than the name “WQN, Inc.”), brand names, internet domain names, trade dress, labels, logos, slogans and other indications of origin, and copyrighted works; (ii) all rights, benefits and interests in and to all assigned licenses (other than “shrink-wrap” and other “off the shelf” software licenses), Leases, contracts, agreements, commitments and undertakings; (iii) all assigned deposits and prepaid assets; (iv) cash in the amount of $1,000,000; (v) all tangible personal property; (vi) all inventories; (vii) all accounts receivable; (viii) all transferable governmental authorizations and all pending applications therefor or renewals thereof; (ix) all data and records related to the VoIP operations; (x) all intangible rights and property, including going concern value, goodwill, websites, URL listings, telephone, telecopy and e-mail addresses and listings; (xi) all insurance benefits arising from or relating to the assets or the assumed liabilities prior to the effective time of the sale; and (xii) all claims of WQN against third parties relating to the assets.
      Excluded assets consist of: (i) all cash, cash equivalents and short-term investments in excess of $1,000,000; (ii) all minute books, stock records and corporate seals; (iii) the shares of capital stock of WQN held in treasury; (iv) certain non-transferred rights relating to deposits and prepaid expenses and claims for refunds and rights to offset in respect thereof; (v) all insurance policies and rights thereunder (except to the extent specifically included as a transferred asset); (vi) certain scheduled contracts, property and assets; (vii) all personnel records and other records required by law to retain in WQN’s possession; (viii) all claims for refund of taxes and other governmental charges of whatever nature; (ix) all rights in connection with and assets of the employee plans; (x) all rights of WQN under the Asset Purchase Agreement, the assignment and assumption agreement and the other closing documents; (xi) the limited partnership interest of WQN in the Cross Country Capital Partners, L.P., (xii) the limited partnership interest of WQN in SeaView Mezzanine Fund LP; (xiii) the promissory note issued to WQN in connection with its sale of indiaonline.com, Inc.; (xiv) WQN’s director and officer liability insurance policy and all pre-paid deposits thereon; (xv) the “wqni.com” URL; and (xvii) the interest of WQN in the office lease covering its principal offices in Dallas, Texas.
      Liabilities assumed by VoIP in connection with the Proposed Transaction consist of approximately $1,227,500 in accounts payable and $167,000 in accrued liabilities, as adjusted on the closing date of the Proposed Transaction. The Asset Purchase Agreement provides that the accounts receivable of WQN conveyed to Purchaser as part of the assets, net of the allowance for doubtful accounts, must equal or exceed WQN’s accounts payable which are assumed by Purchaser as of the closing date. To the extent that the accounts receivable are less than WQN’s accounts payable assumed by Purchaser, WQN is obligated to pay to VoIP the difference (the “Excess Amount.”). If WQN is required to pay the Excess Amount, VoIP will issue to WQN a number of shares of VoIP common stock equal to one share per each dollar of the Excess Amount, up to a maximum of 500,000 shares.
      Excluded liabilities consist of, except for the assumed liabilities, any liabilities of WQN, whether arising out of occurrences prior to, at or after the closing date, which include the following: (a) all liabilities arising out of or related to any of the excluded assets; (b) all liabilities in respect of any costs arising out of or related to the sale and transfer of the assets, including all broker’s or finder’s fees and expenses of WQN and all fees and expenses of any attorneys and accountants of WQN; (c) all liabilities in respect of any tax relating to WQN, WQN’s business or the assets attributable to any period or portion thereof ending on or before the closing date; (d) all liabilities to or in respect of any employees or former employees, agents or independent contractors of, or other persons providing services to, WQN or WQN’s business, including all liabilities under any employee benefit plan at any time maintained, contributed to or required to be contributed to by or with respect to WQN or under which WQN may incur liability, or any contributions, benefits or liabilities in connection therewith; (e) all liabilities and claims that are based in whole or in part on events or conditions occurring or existing prior to the closing date in connection with, arising out of, resulting from or relating to (i) any environmental law or Occupational Health and Safety Law, (ii) employee health and safety or (iii) compliance with any applicable laws, regulations, rules ordinances, bylaws, orders and determinations of any governmental body; (f) all liabilities arising from or relating to any injury to or death of any person or damage to or destruction of any property arising from defects in products sold or services performed by or on behalf of WQN’s business or any other person on or prior to the closing date, or arising from any other cause, irrespective of the act or alleged basis therefor, that is based in whole or in part on events or conditions occurring or existing on or prior to the closing date; and (g) all liabilities to WQN’s stockholders resulting from the exercise of any right of appraisal and the Delaware General Corporation Law.

Representations and Warranties
      The Asset Purchase Agreement contains various representations and warranties of WQN including, among others, representations and warranties related to: corporate organization and similar corporate matters; authorization and enforceability; non-contravention of the Proposed Transaction or WQN’s certificate of incorporation or by-laws, and non-violation of laws and binding agreements; consents and approvals, compliance with certain laws of the Office of Foreign Asset Control; the timeliness and accuracy of SEC filings; the accuracy of financial statements contained in the SEC filings; the purchased assets (including good and marketable title thereto); absence of certain changes since March 31, 2005; absence of litigation; condition and title to assets and properties; taxes and tax returns; intellectual property; employee benefits; accounts receivable; absence of brokers; solvency; and investment intent.

      The Asset Purchase Agreement contains various representations and warranties of VoIP and the Purchaser, including among others, representations and warranties related to: corporate organization and similar corporate matters; authorization and enforceability; non-contravention of the Proposed Transaction of either Purchaser’s or VoIP’s certificate of incorporation or by-laws and non-violation of laws; consents and approvals; licenses and permits; absence of brokers; absence of litigation; the timeliness and accuracy of SEC filings; the absence of related party transactions; the absence of any other registration rights; and outstanding indebtedness.
      The representations and warranties survive the closing until twelve months after the closing date or, in respect of intellectual property and employee benefits representations, until after the expiration of the applicable statutes of limitations, or, in respect of organization and authority and title to the purchased assets, indefinitely.

Other Transactions
      Pursuant to the Asset Purchase Agreement, WQN has agreed that until the closing date it will not, directly or indirectly (i) solicit or initiate the submission of, any (a) proposal by any third party for a merger, consolidation or other business combination involving WQN or any of its subsidiaries or (b) any proposal or offer to acquire in any manner, directly or indirectly, a 25% or greater equity interest in, 25% or more of the voting securities of, or 25% or more of the assets of, WQN or any of its subsidiaries, other than the transactions contemplated by the Asset Purchase Agreement and any related transaction entered into by WQN or any of its subsidiaries in the ordinary course of business (each, an “Acquisition Proposal”), (ii) enter into any agreement with respect to any Acquisition Proposal (other than a confidentiality agreement to the extent information is permitted to be furnished to any person pursuant to the Asset Purchase Agreement), or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Notwithstanding the above, WQN may take certain actions in response to receipt of a superior proposal or as required by the board’s fiduciary duties or by law.

Bridge Loan
      In connection with the Proposed Transaction and pursuant to the Asset Purchase Agreement, WQN has loaned to VoIP an aggregate amount of $1,000,000. The bridge note provides for monthly payments of interest only for twelve 12 months at a rate per annum of 6%. In addition, as further consideration for lending the bridge note, VoIP issued to WQN a warrant in connection with the execution of the Asset Purchase Agreement, to purchase 625,000 shares of VoIP common stock for an exercise price of $1.37 per share. If the Proposed Transaction fails to close due to the termination of Asset Purchase Agreement upon a breach by WQN of any provision of the Asset Purchase Agreement prior to closing, the bridge note will mature in twelve months. In the event that (a) WQN terminates the Asset Purchase Agreement upon (i) a breach by Purchaser or VoIP of any provision of the Asset Purchase Agreement or (ii) the issuance of a final and nonappealable order, decree or ruling by any court or other governmental body permanently enjoining, restraining or otherwise prohibiting the consummation of the asset sale or (b) VoIP or Purchaser terminates the Asset Purchase Agreement upon (i) a failure of WQN’s stockholders to approve the Proposed Transaction or (ii) the determination by WQN of the existence of a superior acquisition proposal or a recommendation by WQN to its stockholders of a superior acquisition proposal, the bridge note will be repayable, at the option of VoIP, in VoIP common stock at the rate of $0.80 per share. If the Proposed Transaction closes, the bridge note and warrant will be cancelled and replaced by the Purchaser’s receipt of the cash portion of the purchased assets (equal to $1,000,000).

Covenants
      Pursuant to the Asset Purchase Agreement, prior to the closing, WQN has agreed (i) to use all reasonable best efforts to effectuate the Asset Purchase Agreement; (ii) to execute all documents reasonably necessary or advisable to make effective the Asset Purchase Agreement; (iii) to cooperate with the Purchaser and VoIP in connection with the foregoing; (iv) to make all filings and give all notices necessary to consummate the Asset Purchase Agreement; (v) to conduct the Voice-Over-Internet-Protocol Business in the ordinary course; (vi) to cooperate with VoIP to obtain all consents; (vii) to notify VoIP of the breach of any representations or warranty, covenant, condition or agreement contained in the Asset Purchase Agreement; (viii) to recommend that its stockholders vote in favor of the Proposed Transaction and to use its reasonable best efforts to solicit from its stockholders proxies in favor of such matters and to obtain the Stockholder Approval, unless the board determines, in good faith after consultation with the advice of counsel, that the making of, or the failure to withdraw or modify, such recommendation would constitute a breach of fiduciary duty; and (ix) to call and hold a meeting of its stockholders as promptly as practicable for the purpose of voting upon the adoption of the Asset Purchase Agreement and the Proposed Transaction and obtaining the Stockholder Approval which obligation shall exist irrespective of the presence of a superior proposal and the withdrawal of the board’s recommendation of the Proposed Transaction.

Agreement Not to Compete
      With certain limitations, WQN has agreed that, for a period of five full years after the closing date, it shall not, directly or indirectly, (i) engage in a competing business anywhere in the United States, Latin America, Europe, India, Iran or Japan where the Voice-Over-Internet-Protocol Business is conducted, whether such engagement shall be as owner, partner, agent, consultant or stockholder (except (i) as the holder of not more than one percent of the outstanding shares of a publicly held corporation and (ii) as a holder in investment fund vehicles, in which WQN does not hold a controlling interest, or does not hold a position on the governing body thereof) or (ii) solicit the employment of or hire any person who is an employee or independent contractor of the Purchaser or its subsidiaries.

Transition; Transition Services
      WQN has agreed not to take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of WQN from maintaining the same business relationships with Purchaser after the closing as it maintained with WQN prior to the closing. WQN has agreed to refer all customer inquiries relating to the business of WQN to Purchaser from and after the closing. Purchaser and VoIP will be entitled to access to WQN’s offices, for a period of up to 180 days from the closing date, at a rate of $5,000 per month during each such month when such offices are actually utilized.

Board Observer; Board Member
      WQN will have board observation rights for so long as WQN holds 10% or more of the outstanding VoIP common stock (or securities exercisable for, or convertible into, 10% or more of the outstanding VoIP Common Stock). WQN’s observer will be entitled to attend all meetings of the board of directors of Purchaser and receive the same information and materials as the other members of the Board of Directors in connection with such meetings; provided, that the observer may be excluded from all or part of any meeting (and may not receive materials) in order to preserve attorney client privilege, confidential information or trade secrets.
      VoIP has agreed to nominate Mr. B. Michael Adler for election to, and use its best effort to cause Mr. Adler to be elected to, the board of directors of VoIP at the next annual meeting of stockholders of VoIP. Mr. Adler, upon election, shall be designated Chairman of the Board. As Chairman of the Board, Mr. Adler shall not be an executive officer of VoIP.

Indemnification
      WQN has agreed to indemnify and hold harmless Purchaser and VoIP and their affiliates, parents, stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns from and against all losses, liabilities, damages or deficiencies (including interest, penalties, judgments, costs of preparation and investigation, and attorneys’ fees) (collectively, “Losses”) arising out of or due to (a) the excluded liabilities or the excluded assets; (b) the breach or failure to perform any covenant, undertaking, agreement or other obligation of WQN; (c) the breach of any representation of WQN; (d) any and all environmental liabilities relating to the assets incurred prior to the closing date; (e) any failure of WQN to comply with the laws of any jurisdiction relating to bulk transfers that may apply in connection with the sale and transfer of the assets to Purchaser; (f) any and all liabilities for taxes of WQN or its respective affiliates for all taxable periods or portions thereof ending on or before the closing date; (g) any and all liabilities for taxes of any person under Treas. Reg. Section 1.1502-6(a) (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise; or (h) any and all gains, transfer, sales, use, bulk sales, recording, registration, documentary, stamp, and other taxes that may result from, or be incurred in connection with the transactions contemplated by the Asset Purchase Agreement.
      VoIP and the Purchaser have agreed to indemnify and hold harmless WQN, and its affiliates, parents, stockholders, subsidiaries, officers, directors, members, managers, employees, agents, successors and assigns from and against any and all Losses that arising out of or due to: (a) the use of the assets after the closing date; (b) the breach of failure to perform any covenant, undertaking, agreement or other obligation of Purchaser; (c) the breach of any representation of Purchaser; (d) any and all environmental liabilities relating to the Assets incurred after the closing date; or (e) liabilities for taxes of Purchaser for all taxable periods or portions thereof ending on or after the closing date.
      No indemnification shall be available to any indemnified party for Losses until the aggregate amount of such Losses exceeds $200,000, and then to the full extent of such Losses in excess of $200,000 not to exceed $4,000,000.

Expenses
      Each party has agreed to bear its own fees and expenses in respect of the Proposed Transaction.

Termination
      The Asset Purchase Agreement may be terminated at any time prior to the closing: (i) by mutual written consent of VoIP and WQN; (ii) by either VoIP or WQN: (A) if the closing shall not have been consummated by December 31, 2005; provided, however, that the right to terminate shall not be available to any party whose failure to fulfill any of its obligations is the cause of, or resulted in, the failure of the closing to occur on or prior to the aforesaid date; (B) if the other party shall have breached in any material respect with any of its covenants or agreements, which breach shall have not been cured; (C) if there has been a breach by the other party (in the case of VoIP, including any breach by Purchaser) of any representation or warranty, which breach shall have not been cured; (D) if certain orders or rulings prohibiting the Proposed Transaction shall be in effect and shall have become final and nonappealable; (E) if the stockholders of WQN do not approve Proposed Transaction; provided, however, that WQN may not terminate the Agreement if it has not complied with its obligations to call for the stockholders meeting, provide its recommendation to the stockholders to approve the Proposed Transaction (subject to the exceptions discussed above) or prepare and file this Proxy Statement, or has otherwise breached in any material respect its obligations under the Asset Purchase Agreement in any manner that could reasonably have caused the failure of the Stockholder Approval to be obtained; (iii) by WQN on or after the tenth calendar day after WQN has notified VoIP in writing that the board of directors of WQN has determined that an Acquisition Proposal involving WQN constitutes a “Superior Proposal” (as hereinafter defined); provided, that, as of such tenth calendar day after WQN has so notified VoIP, the board of directors of WQN continues to believe in its good faith judgment, after taking into consideration any changes in the terms of the Proposed Transaction that have been proposed by VoIP prior to such date, that such Acquisition Proposal involving WQN continues to constitute a Superior Proposal; or (iv) by VoIP if the board of directors of WQN recommends to its stockholders Acquisition Proposal involving WQN. A “Superior Proposal” means an Acquisition Proposal involving WQN that the board of directors of WQN determines in its good faith judgment, after consultation with its financial advisors, is more favorable to its stockholders than the Proposed Transaction.

Effect of Termination
      In the event the Asset Purchase Agreement is terminated by SPA pursuant to clauses (iii) or (iv) above, WQN shall pay VoIP a termination fee of $250,000 in immediately available funds. In the event the

Agreement is terminated for any other reason, the Agreement shall become void and there will be no liability thereunder on the part of WQN, VoIP, Purchaser or their respective officers or directors; provided, however, that no party will be released from any liability for any willful breach of a representation or warranty or the breach of any covenant.

Recommendation
      The Board of Directors of WQN believes that the Proposed Transaction is in the best interests of, and is fair to, WQN and its stockholders. The Board of Directors unanimously approved the Proposed Transaction, and unanimously recommends that the stockholders vote FOR approval of the Proposed Transaction at the Annual Meeting.
PROPOSAL TWO:
ELECTION OF DIRECTORS
      At the meeting, seven directors are to be elected to hold office until the 2006 annual meeting of stockholders or until their successors are elected and qualified. Our Bylaws provide that the number of directors shall be fixed by the Board of Directors. The nominees for consideration by holders of common stock are identified below under “Director Nominees”.
      Proxies for shares of common stock may not be voted for a greater number of persons than the number of nominees named in this proxy statement. It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees named below unless authorization is withheld on the proxy. We do not contemplate that any nominee will be unable or unwilling to serve as a director or become unavailable for any reason, but if such should occur before the meeting, a proxy voted for any such individual will be voted for another nominee to be selected by us.
      The enclosed form of proxy provides a means for holders of common stock to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all such nominees. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a holder of common stock does not specify otherwise, the shares represented by such stockholder’s proxy will be voted for the nominees listed therein or, as noted above, for other nominees selected by us. The withholding of authority or abstention or broker nonvotes will have no effect upon the election of directors by holders of common stock because under Delaware law directors are elected by a plurality of the votes cast, assuming a quorum is present.
      The Board of Directors recommends a vote FOR the nominees to the Board of Directors identified below.
      The following table provides information as of August 23, 2005, with respect to our nominees for director and executive officers:

			Served as Executive
			Officer or
Name	Age	Position	Director Since

		Director Nominees
B. Michael Adler	57	Director, President, Chief Executive Officer and Principal Financial Officer	1996
Robert A. Farmer(1)(2)(3)	66	Chairman of the Board	2000
E. Denton Jones(1)(3)	53	Director	1999
Elizabeth H. Buchler(1)(2)(3)	55	Director	2000
Hal H. Bibee(2)(4)	52	Director	2004
Scott W. Hartman(5)	42	Director	2005
David S. Montoya(6)	40	Director	2005

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating Committee.

(4)	Mr. Bibee was appointed to the Board of Directors on October 17, 2004.

(5)	Mr. Hartman was appointed to the Board of Directors in August 2005.

(6)	Mr. Montoya was appointed to the Board of Directors in August 2005.
DIRECTOR NOMINEES
      B. Michael Adler is the founder of WQN and was our Chairman of the Board since our inception in 1996 through March 2004. Mr. Adler has been our Chief Executive Officer and President since March 2004. Mr. Adler also served as our Chief Executive Officer from 1996 to 2001. Mr. Adler was a director of Intellicall, Inc., a publicly traded public access communications company, until its merger with Wireless WebConnect!, Inc. on March 30, 2001. Mr. Adler founded Intellicall in 1984 and served as Chairman or Vice Chairman of the Board from its inception until November 1993. From November 1993 until July 1999, Mr. Adler was the Chairman of the Board of The Payphone Company Limited, a company that installs and owns a wireless pay phone network in Sri Lanka. For approximately the last eight years, he has been the Chief Executive Officer of Eagle Venture Capital, LLC, a Delaware limited liability company, formerly known as WQN Networks, LLC.
      Robert A. Farmer has been our Chairman of the Board since March 2004. Mr. From August 1994 until March 1999 he was Consul General of the United States to Bermuda. Mr. Farmer has been a director of WQN since August 2000.
      E. Denton Jones has been a private investor since August 2002. Prior to that, Mr. Jones was Chairman of the Board and Chief Executive Officer of New York City Telecommunications Company, Inc., a privately held telecommunications company, since he co-founded it in June 1993. Mr. Jones has been involved in the telecommunications industry since 1984 and owned or operated several privately held telecommunications companies during that time prior to co-founding New York City Telecommunications. These companies were Altus Communications, Inc., MSC Services, Inc., MSC National, Inc. and NYLT, Inc. (formerly known as New York Local Telephone, Inc.). He has been a director of WQN since July 1999.
      Elizabeth H. Buchler has been the owner and principal broker of Real Estate Showcase, a real estate sales and management firm since 1985. She has been active in the real estate business since 1971 and has served as an officer for the Louisiana Real Estate Commission and various state and local realtor boards. She has been a director of WQN since December 2000.
      Hal H. Bibee has been a director of WQN since October 2004, and is chairman of the WQN audit committee. Involved with telecommunications since 1984, Mr. Bibee has served as an independent financial consultant specializing in start-up ventures, debt restructuring, and investment banking. Since 2003, Mr. Bibee has been CFO and partner of Parkway Properties, which develops and operates state-of-the art storage facilities. In 2000, he became CEO of INTELLICAD, LLC, an engineering, design, drafting, and consulting telecommunications firm that specializes in the design of hybrid fiber/coax and fiber to the unit telecommunications systems. In 1998, Mr. Bibee became a general partner of ASETZ, a diversified real estate development and investment company, in addition to serving as CEO for FiberLink, LLC, an engineering, construction, and consulting telecommunications firm that specializes in constructing telecommunications systems to compete with existing CATV providers. From 1995 to 2000, Mr. Bibee was CEO for Better Choice TV, Inc., which was formed to pursue the acquisition and development of wireless telecommunications systems.
      Scott W. Hartman joined WQN as a director in August 2005. From 2001 to the present, Mr. Hartman has been a co-founder and a Managing Director of SeaView Mezzanine Fund, LP and its affiliates. Prior to SeaView, Mr. Hartman co-founded and acted as Managing Director of Unique Partners from 1995 until 2002, an LBO firm located in Southern California. While at Unique, Mr. Hartman acted as the lead in obtaining over $500 million in equity and growth capital financings for companies. He has acted as either the lead or co-lead in 17 investments (13 platform companies and 4 add-on acquisitions) and eight exits. In aggregate those exits produced an IRR of approximately 40% and returns of over 2.3 times invested capital. While at Unique, Mr. Hartman acted as Chairman of Hawker Pacific Aerospace, a publicly traded company, and led the company through the initial public offering process. Mr. Hartman has acted as CEO/ President of six different companies in the manufacturing and business service industries and has held corporate officer or management positions in sales, marketing, manufacturing and finance. Prior to co-founding Unique, Mr. Hartman was CEO of Nucor World Industries from 1992 until 1995, a privately held investment firm that specialized in acquiring and managing small businesses. During his tenure, Mr. Hartman led and completed four investments and two divestitures. Prior to Nucor, Mr. Hartman was Vice President of Business Development for City National Bank from 1990 until 1992. During his tenure, Mr. Hartman successfully secured over $150 million in corporate financings. Mr. Hartman also sits on the board of directors for Southern Africa Enterprise Development Fund (SAEDF), Unity International Group and has a Bachelor of Science degree in Marketing and Economics from Indiana University.
      David S. Montoya joined WQN as a director in August 2005. From 2001 to the present, Mr. Montoya has been a co-founder and a Managing Director of SeaView Mezzanine Fund, LP and its affiliates. From 2000 to 2001, Mr. Montoya was an associate principal at Silicon Alley Venture Partners, a venture capital fund in New York City. From 1998 to 2000, Mr. Montoya was the Director of Investments and Finance at the New York City Investment Fund (“NYCIF”), a private investment fund. Prior to joining NYCIF, Mr. Montoya was an attorney specializing in mergers and acquisitions at Skadden, Arps, Slate, Meagher and Flom LLP and an accountant at Ernst & Young LLP, working in the financial services audit group and the M&A tax group. Mr. Montoya received his undergraduate degree in Finance from St. John’s University, his MBA from Columbia University Graduate School of Business and his JD from New York University School of Law. Mr. Montoya is also a CPA.

Board of Directors and Committees of the Board
      Our Board of Directors has a Compensation Committee, an Audit Committee and a Nominating Committee. During 2004, the Board of Directors held eleven meetings, the Audit Committee held five meetings and the Compensation Committee held one meeting. The Nominating Committee was formed on October 12, 2004 and held its first meeting on that date. No director attended fewer than 75 percent of the meetings held by the Board or the committees on which he or she served during the 2004 fiscal year.
      Compensation Committee. The Compensation Committee is responsible for recommending to the Board of Directors all officer salaries, management incentive programs and bonus payments. Its current members are Messrs. Jones and Farmer and Ms. Buchler.
      Audit Committee. The Audit Committee recommends the firm to be appointed as independent public accountants to audit WQN’s financial statements and to perform services related to the audit; reviews the scope and results of the audit with the independent public accountants; reviews the Company’s year-end operating results with management and the independent public accountants; considers the adequacy of WQN’s internal accounting and control procedures; reviews the non-audit services to be performed by the independent public accountants, if any; and evaluates the accountants’ independence. The Audit Committee is governed by a written charter approved by the Board which was attached as Appendix A to WQN’s proxy statement filed in connection with the 2004 annual meeting. Its members are Mr. Farmer, Mr. Bibee and Ms. Buchler.
      While comprised entirely of independent directors (as defined in the Nasdaq Marketplace Rules), the Company’s Audit Committee did not have a “financial expert” within the meaning of Item 401(e) of Regulation S-B for the period from March 16, 2004 to October 17, 2004. In March 2004, Gary Fiedler resigned from our Board of Directors. At the time of his resignation, Mr. Fiedler was the Chairman of our Audit Committee. Mr. Fiedler also was a “financial expert” within the meaning of Item 401(e) of Regulation S-B. As a result of his resignation, the Audit Committee was left without a “financial expert.” On October 17, 2004, the Company appointed Mr. Hal Bibee to its board of directors and as the Chairman of the

Company’s audit committee. Mr. Bibee is an independent director (as defined in the Nasdaq Market Rules) and a “financial expert” within the meaning of Item 401 (e) of Regulation S-B.
      Nominating Committee. The Nominating Committee identifies and recommends director nominees to be elected by the Company’s stockholders in connection with each annual meeting. The Nominating Committee is also responsible for recommending to the Board membership on standing Board committees and for identifying and recommending director appointees to take office between annual meetings.
      As part of this process, the Nominating Committee will consider and evaluate nominees proposed by stockholders. The procedures for stockholders to nominate directors are set forth in the Company’s Bylaws. Stockholders wishing to submit nominations should notify our President at the principal executive offices of the Company, located at 14911 Quorum Drive, Suite 140, Dallas, Texas 75254. In order to be considered by the Nominating Committee, nominations must be in writing and addressed to the President and must be received by the Company on or before the deadline for receipt of stockholder proposals. See “Stockholder Proposals for the 2006 Annual Meeting of Stockholders.”
      The Nominating Committee evaluates each candidate, including incumbents, based on the same criteria. In reviewing potential candidates for the Board, the committee considers each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective Board member. The Nominating Committee will also consider the Board’s having an appropriate mix of backgrounds, skills and qualifications, the qualities and skills that the committee believes are necessary for one or more of the Company’s directors to possess and standards for the overall structure and composition of the Company’s Board.
      The Nominating Committee is governed by a written charter approved by the Board which was attached as Appendix B to WQN’s proxy statement filed in connection with the 2004 annual meeting. Its current members are Messrs. Jones and Farmer and Ms. Buchler. Each member of the Nominating Committee is independent for purposes of the Nasdaq Marketplace Rules.
      Director Compensation. We pay our non-employee directors annual compensation of $20,000 for their services. We pay our Chairman of the Board annual compensation of $35,000 for his services. In addition, directors receive a fee of $1,000 for each meeting attended. Directors attending any committee meeting receive an additional fee of $1,000 for each committee meeting attended, unless the committee meeting is held on the day of a meeting of the Board of Directors, in which case they receive no additional compensation for attending the committee meeting. Directors are also reimbursed for reasonable costs and expenses incurred for attending any director or committee meetings. Other than with respect to Scott W. Hartman and David S. Montoya, our officers who are directors are not entitled to be paid any director fees. Each new non-employee director will be granted options to purchase 25,000 shares of common stock under our stock option plans concurrently with his or her initial election to the Board. Each director shall automatically receive an option to purchase up to 10,000 shares following each annual meeting of the stockholders of the Company, if immediately after such meeting, he or she will continue to serve on the Board and has served on the Board for at least the preceding six months.

Communications with Directors
      The Board maintains a process for stockholders to communicate with the Board of Directors or any Board member. Stockholders who desire to communicate with the Board should send any communication to the Company’s Secretary, c/o WQN Networks, Inc., 14911 Quorum Drive, Suite 140, Dallas, Texas 75254. Any communication must state the number of shares of Common Stock beneficially owned by the stockholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed, unless the communication is threatening or illegal, uses inappropriate expletive language or is similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication. Director Attendance at Annual Meetings

      It has been the longstanding practice of the Company to encourage all directors to attend the Annual Meeting of Stockholders. All directors who were elected to the Board at the last Annual Meeting were in attendance.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and acts under a written charter approved by the Board of Directors.
      Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Audit Committee has reviewed and discussed with the independent auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the formal written disclosures received from the auditors and required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of non-audit services with the auditors’ independence.
      The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

By: The Audit Committee of the Board of Directors

Hal Bibee (Chairman)
Robert A. Farmer
Elizabeth H. Buchler
August 23, 2005
PROPOSAL THREE:
PROPOSAL TO APPROVE AN AMENDMENT TO THE 2002 STOCK OPTION PLAN
      Our 2002 Stock Option Plan (the “Plan”) was adopted by our board of directors and stockholders, effective April 2002. The Plan provides for the grant of non-qualified stock options under the Internal Revenue Code. The purpose of the Plan is to provide a means of performance-based compensation in order to attract and retain qualified personnel and consultants and to provide an incentive to those whose job performance affects us.
      In August, 2005, the board amended the Plan to increase the number of shares of common stock available for issuance under the Plan. This amendment requires the approval of the WQN’s stockholders.

Accordingly, WQN’s stockholders are being asked to approve the following amendment to the Stock Option Plan:

•	an amendment that increases the aggregate number of shares of Common Stock available for issuance pursuant to the exercise of stock options granted under the 2002 Stock Option Plan by 500,000 shares to 1,250,000 shares of Common Stock;
      The following is a summary of the principal features of the Plan, as most recently amended. This summary does not purport to be complete and is subject in all respects to, and qualified by, the provisions of the full text of such Plan, which is attached as Appendix E to this Proxy Statement.

Plan Administration
      The Plan is administered by our board of directors or any committee established by the board of directors. Options may be granted to our officers, directors and key employees or any future subsidiaries.

Stock subject to the Plan
      As amended by this Amendment, the Plan authorizes the grant of options to purchase an aggregate of up to 1,250,000 shares of our unissued voting common stock. The number of shares reserved for issuance under the Plan is subject to anti-dilution provisions for stock splits, stock dividends and similar events. If an option granted under the Plan expires or terminates, for any reason, the shares subject to any unexercised portion of such option will again become available for the issuance of further options under the Plan. Unless the Plan is terminated earlier, it terminates 10 years from its effective date. Such termination will have no effect on options previously granted.

Exercise Price
      Except in connection with a merger or other similar transaction involving WQN, the exercise price for any option granted under the Plan and intended to qualify as “performance based compensation” within the meaning of the Internal Revenue Code, may not be less than the fair market value of the shares of common stock based on the closing sales price (or bid, if no sales reported) as quoted on WQN’s trading exchange or system for the day before the date the option is granted, or if not listed on an exchange or system, as determined by the board of directors.

Loans
      Under the Plan, we may make loans available to stock option holders, subject to our board’s approval, in connection with the exercise of stock options granted under the Plan. If shares of common stock are pledged as collateral for such indebtedness, such shares may be returned to us in satisfaction of such indebtedness.

Option terms
      The term of each option shall be determined by the board, but shall not be for more than 10 years from the date the option is granted.

Exercise period; eligibility; payment of exercise price
      Options granted under the Plan will become exercisable according to the terms of the grant made by the board. The board has discretionary authority to select participants from among eligible persons and to determine at the time an option is granted, the number of shares granted, form of payment, the terms and provisions of the option and when and in what increments shares covered by the option may be purchased.
      The exercise price of any option granted under the Plan is payable in full in cash or in such other consideration as the board deems appropriate, including shares of common stock of our company valued at fair market value as of the date of exercise of the option. No option may be exercised during the optionee’s lifetime unless the optionee is then an employee or consultant of our company or a subsidiary corporation; provided that, in the event the optionee’s employment terminates for reasons other than death or disability, the option may be exercised during the three month period following the termination of employment. Thereafter, unless otherwise provided in the terms of the grant, the option terminates. In the case of disability or death, the board may extend the option for up to one year.

Transferability
      Options granted under the Plan are not transferable, except in the event of death of the employee. In that event, the option may be exercised at any time within one year after death by the personal representative of the estate.

Director Grants
      Under the Plan, our directors receive annual, automatic, non-discretionary grants of nonstatutory stock options. Each new director automatically receives an option to purchase up to 25,000 shares (the “First Option”) on the date that he or she first becomes a director. Thereafter, each director automatically receives an option to purchase up to 10,000 shares (a “Subsequent Option”) following each annual meeting of the stockholders of WQN, if immediately after such meeting, he or she will continue to serve on the board and has served on the board for at least the preceding 6 months. All First and Subsequent Options have a term of seven (7) years, an exercise price per share equal to the fair market value per share on the date of grant, and will vest on the day immediately proceeding the date of the following year’s annual meeting of stockholders, provided that the optionee continues to serve on the board of directors on such date. WQN has the power to amend the vesting schedule with respect to future grants. First and Subsequent Options will be subject to the other terms and conditions of the Plan.

Recapitalization
      In the event of a merger of WQN with or into another corporation or the sale of substantially all of WQN’s assets, each outstanding option will either be assumed or substituted with an equivalent option by the successor corporation. In the event the successor corporation does not agree to assume or substitute the outstanding options, such options shall fully vest and become immediately exercisable. If an option becomes fully vested and exercisable in lieu of such assumption or substitution, the board will notify the optionee that the option is fully exercisable for fifteen days from the date of such notice and that the option will terminate upon the expiration of such period. For purposes of the outstanding options granted under the Plan, the Proposed Transaction is not deemed to be a sale of substantially all of WQN’s assets and the outstanding options shall remain outstanding options to purchase common stock of WQN.

Amendments
      The board may from time to time revise or amend the Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may be made without stockholder approval to the extent necessary to comply with applicable laws.

Recommendation
      The Board of Directors of WQN believes that the amendment to the 2002 Stock Option Plan is in the best interests of WQN and its stockholders. The Board of Directors unanimously approved the amendment to the 2002 Stock Option Plan, and unanimously recommends that the stockholders vote FOR approval of the amendment to the 2002 Stock Option Plan at the Annual Meeting.
PROPOSAL FOUR:
RATIFICATION AND APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
      The Board of Directors, upon the recommendation of its Audit Committee, has selected Grant Thornton LLP as the Company’s independent public accountants for the fiscal year ending December 31,

2005, and has further directed that management submit the selection of independent public accountants for ratification by the stockholders at the annual meeting.
      Stockholder ratification of the selection of Grant Thornton LLP as WQN’s independent public accountants is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors will consider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such appointment would be in the best interest of WQN and its stockholders.
      A representative from Grant Thornton LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if so desired. The representative is expected to be available to respond to appropriate questions from stockholders.
      Audit Fees. The aggregate fees billed for each of the fiscal years ended 2004 and 2003 for professional services rendered by Grant Thornton LLP, the Company’s principal accountant for the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-QSB for the fiscal years then ended, including fees for services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements for each such fiscal year, were $117,000 and $94,000, respectively.
      Audit-Related Fees. Grant Thornton LLP did not bill the Company any fees for assurance and related services, which are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported in under the caption “Audit Fees” above, in either of the fiscal years ended 2004 and 2003.
      Tax Fees. The aggregate fees billed for each of the fiscal years ended 2004 and 2003 for professional services rendered by Grant Thornton LLP for tax compliance, tax advice and tax planning were $10,800 and $10,000, respectively. These fees consisted of tax compliance services and tax advice provided to the Company in connection with the preparation of its tax returns.
      All Other Fees. The aggregate fees billed for each of the fiscal years ended 2004 and 2003 for products and services provided by Grant Thornton LLP, other than fees reported under the categories above, were $11,300 and $24,000, respectively. These fees consisted primarily of business advisory services to evaluate potential acquisitions and other transactions.
      Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Recommendation
      The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as WQN’s independent public accountants for the fiscal year ending December 31, 2005.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT
      The table below provides certain information regarding the ownership of our common stock as of June 30, 2005, by each stockholder known to us to own beneficially more than five percent of our outstanding common stock, each current director and nominee, and all executive officers, directors and nominees as a group, based on information provided to us by such persons. Except as otherwise stated, each such person has sole investment and voting power with respect to the shares set forth in the table. The address for all our Executive Officers and Directors is 14911 Quorum Drive, Suite 140, Dallas, Texas 75254.
      Eagle Venture Capital, LLC is the record and beneficial owner of 2,566,478 shares. B. Michael Adler owns a controlling interest in Eagle Venture and is deemed to beneficially own these shares. The share ownership for Mr. Adler also includes vested options to purchase 20,000 shares and 100,000 shares owned by Adler Family Trust. WQN Communications, Inc. is the record and beneficial owner of 300,000 shares. WQN Communications, Inc. is owned 100% by the E. Denton Jones Family Trust and E. Denton Jones is deemed to beneficially own these shares. The ownership for Mr. Jones also reflects 1,000 shares owned by a company with respect to which he shares investment and dispositive power, as well as a vested option to purchase 35,000 shares and unvested options to purchase 10,000 shares. The share ownership for Robert A. Farmer includes vested options to purchase 35,000 shares, unvested options to purchase 35,000 shares and 6,500 shares owned by an entity controlled by Mr. Farmer. Elizabeth H. Buchler’s beneficial ownership includes vested options to purchase 35,000 shares, unvested options to purchase 10,000 shares, vested options to purchase 30,000 shares from Eagle Venture and 1,000 shares owned by Ms. Buchler’s spouse. Hal Bibee’s beneficial ownership includes unvested options to purchase 25,000 shares. Victor E. Grijalva’s beneficial ownership includes vested options to purchase 135,000 shares.

	Shares Beneficially	Percentage of
Name	Owned	Shares Owned

Executive Officers and Directors:
B. Michael Adler	2,681,478	39.0%
E. Denton Jones	346,000	5.0
Robert A. Farmer	163,000	2.3
Elizabeth H. Buchler	77,369	1.1
Hal H. Bibee	25,000	*
Scott W. Hartman	—	—
David S. Montoya	—	—
Victor E. Grijalva	138,050	2.0
All executive officers and Directors as a group(1)	3,436,897	48.4

(*) less than 1%

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth information concerning the annual and long-term compensation earned by our Chief Executive Officer and each executive officer who had an annual salary and bonus during fiscal 2004 exceeding $100,000. We refer to these individuals collectively as the Named Executive Officers.

						Long Term
						Compensation Awards
	Annual Compensation
				Other Annual		Securities Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)		Options

B. Michael Adler,	2004	175,000	125,000	—		11,500
President, Chief Executive	2003	175,000	—	—		—
Officer and Chief Accounting	2002	175,000	—	—		—
Officer
R. Stephen Polley,	2004	64,000	—	300,000	(1)	—
President, Chief Executive	2003	300,000	—	—		—
Officer	2002	300,000	—	—		—
Victor E. Grijalva,	2004	150,000	75,000	—
Vice President, Chief Financial	2003	150,000	—	—		—
Officer, Secretary and	2002	150,000	25,000	—		—
Treasurer(2)

(1)	Mr. Polley resigned from WQN effective March 16, 2004 and was paid $300,000 as payment for severance.

(2)	Mr. Grijalva started with WQN in June 2001. Mr. Grijalva resigned from WQN effective July 1, 2005
Employment Agreements
      WQN has entered into an employment agreement with Mr. Adler, a director and the Company’s President and Chief Executive Officer since March 2004. The agreement expires on April 13, 2006. Under the agreement, Mr. Adler is entitled to receive a base salary of $175,000 per annum, and annual bonuses as determined by the Compensation Committee. If the Proposed Transaction with VoIP is consummated, Mr. Adler and WQN have agreed to terminate the employment agreement and Mr. Adler will resign as an officer of WQN.
      WQN has entered into an employment agreement with Scott W. Hartman, to be effective upon completion of the Proposed Transaction. The Agreement provides that Mr. Hartman will be appointed chief executive officer of WQN. The agreement will expire on the third anniversary of its effective date. Under the agreement, Mr. Hartman will be entitled to receive no salary but he will be granted options to purchase 220,000 shares of common stock of the Company and such other compensation as determined by the board of directors or the Compensation Committee.
      WQN has entered into an employment agreement with David S. Montoya, to be effective upon completion of the Proposed Transaction. The Agreement provides that Mr. Montoya will be appointed chief financial officer of WQN. The agreement will expire on the third anniversary of its effective date. Under the agreement, Mr. Montoya will be entitled to receive no salary but he will be granted options to purchase 220,000 shares of common stock of the Company and such other compensation as determined by the board of directors or the Compensation Committee.

Option Grants
      The following table provides certain summary information concerning shares of common stock represented by stock options granted to each of the Named Executive Officers during fiscal year 2004.

Percentage of Total
	Number of	Options Granted to
	Securities	Employees in	Exercise
	Underlying Options	Fiscal Year	Price	Expiration Date

B. Michael Adler	—	—	—	—
R. Stephen Polley	—	—	—	—
Victor E. Grijalva(1)	75,000	29.3%	3.08	March 11, 2014
Fiscal Year-End Option Values
      The following table provides information concerning the shares of common stock represented by outstanding stock options held by each of the Name Executive Officers on December 31, 2004. No options were exercised by the Named Executive Officers during fiscal year 2004.

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money
	Options at		Options at
	December 31, 2004		December 31, 2004(1)

	Exercisable	Unexercisable	Exercisable	Unexercisable

B. Michael Adler	20,000	—	$0	$—
R. Stephen Polley	218,150	—	$209,424	$—
Victor E. Grijalva	135,000	—	$50,800	$—

(1)	Value is based on the closing sales price of $3.08 per share on December 31, 2004, the last trading day in 2004.
EQUITY COMPENSATION PLAN INFORMATION

Summary of Equity Compensation Plan
      Shown below is information concerning all equity compensation plans and individual compensation arrangements in effect as of the end of the last fiscal year.

Equity Compensation Plan Information

	Number of		Number of
	Securities to be	Weighted	Securities
	Issued Upon	Average Exercise	Remaining Available
	Exercise of	Price of	for Future Issuance
	Outstanding	Outstanding	Under Equity
Plan Category	Options	Options	Compensation Plans

Equity compensation plans approved by security holders	781,150	$4.33	401,500

Total	781,150	$4.33	401,500

      The equity compensation plans not approved by security holders consist of options issued outside the Company’s option plans to purchase 167,867 shares of our common stock to a former officer of the Company at an exercise price of $3.33 with a seven year term. All of these options are vested and outstanding.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      B. Michael Adler holds a controlling interest in Eagle Venture Capital, LLC (“Eagle Venture”) which owns approximately 2.6 million, 41%, of the outstanding shares of common stock of our Company as of December 31, 2004. For the year ended December 31, 2002 the Company paid outstanding interest of $47,000 on its term loan from Eagle Venture. The principal balance of $925,000 was paid on July 24, 2002, thereby satisfying in full the Company’s obligation on the term loan. The Company also had a $1.4 million line of credit with Eagle Venture, none of which was ever utilized and which expired on May 5, 2002.
      Mr. Hartman and Mr. Montoya are co-founders of SeaView Mezzanine Fund LP (“Seaview”), a limited partnership seeking approval to operate as a Small Business Investment Company by the U.S. Small Business Administration. Pursuant to a subscription agreement dated effective as of December 8, 2004, WQN committed to invest $10,000,000 in SeaView and has invested $1,000,000 as of July 1, 2005. Upon executing the subscription agreement, WQN joined SeaView as a limited partner. SeaView invests in mezzanine securities in a diversified portfolio of small to mid-size companies. Generally, the limited partnership agreement runs for a 10 year term and the remainder of our commitment is callable by SeaView over the next 5 years. See discussion in the Proxy Statement under the heading “Proposal One: The Proposed Sale of the Voice-Over-Internet-Protocol Business — Conduct of Business Following The Proposed Transaction; Use of Proceeds.”
      WQN has entered into an employment agreement with Scott W. Hartman, to be effective upon completion of the Proposed Transaction. The Agreement provides that Mr. Hartman will be appointed chief executive officer of WQN. The agreement will expire on the third anniversary of its effective date. Under the agreement, Mr. Hartman will be entitled to receive no salary but he will be granted options to purchase 220,000 shares of common stock of the Company and such other compensation as determined by the board of directors or the Compensation Committee.
      WQN has entered into an employment agreement with David S. Montoya, to be effective upon completion of the Proposed Transaction. The Agreement provides that Mr. Montoya will be appointed chief financial officer of WQN. The agreement will expire on the third anniversary of its effective date. Under the agreement, Mr. Montoya will be entitled to receive no salary but he will be granted options to purchase 220,000 shares of common stock of the Company and such other compensation as determined by the board of directors or the Compensation Committee.
      Robert Farmer and an affiliate of E. Denton Jones holds a financial interest in the general partnership of SeaView. The Company’s investment is accounted for on the equity basis of accounting.
      WQN has entered into a management agreement, to be effective upon completion of the Proposed Transaction, with WQN Capital Advisors, LLC, a newly formed Delaware limited liability company in which Scott W. Hartman, B. Michael Adler, E. Denton Jones and David S. Montoya have a direct material interest, pursuant to which WQN would be required to make payments in excess of $60,000. Terms of the management agreement have been disclosed in a Current Report on Form 8-K filed by WQN with the SEC.
      In November 2004, WQN invested $3 million in Cross Country Capital Partners, L.P. (“Cross Country”), a partnership managed by an affiliate of E. Denton Jones, a director of WQN. The majority of the partnership assets are to be invested in private investments in public entities. The partnership investments will take the form of common equity, preferred equity, convertible debt and/or equity or debt securities. Although the partnership will endeavor to engage in hedging transactions in order to mitigate downside risk, there can be no assurance that the partnership’s investments will be successful and, as a result, WQN may lose all or some of its investment.
      On August 26, 2005, Cross Country entered into a subscription agreement with VoIP for the immediate purchase of $1.1 million of VoIP common stock and for the purchase of an additional $1.1 million of VoIP common stock upon the satisfaction of certain performance criteria by VoIP.
      On August 25, 2005, Hal Bibee entered into a subscription agreement with VoIP for the immediate purchase of $300,000 of VoIP common stock, together with a warrant to purchase 187,500 shares of VoIP common stock at $1.60 per share.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), or upon written representations received by us, we are not aware of any failure by any officer, director or beneficial owner of more than 10% of our common stock to timely file with the Securities and Exchange Commission any Form 3, 4 or 5 relating to fiscal year 2004.
STOCKHOLDER PROPOSALS FOR THE
2006 ANNUAL MEETING OF STOCKHOLDERS
      Proposals of stockholders must be received by us at our principal executive office at 14911 Quorum Drive, Suite 140, Dallas, Texas 75254, by December 31, 2005 for inclusion in our proxy statement and form of proxy relating to the 2006 annual meeting of stockholders.
      In addition, our Bylaws include advance notice provisions that require stockholders desiring to bring nominations or other business before an annual stockholders’ meeting to do so in accordance with the terms of the advance notice provisions. These advance notice provisions require that, among other things, stockholders give timely written notice to our President regarding such nominations or other business. To be timely, a notice must be delivered to the President in writing at our principal executive offices no earlier than January 1 of the year in which such annual meeting will be held and not later than February 15 of the year in which such annual meeting will be held.
      Accordingly, a stockholder who intends to present a proposal at the 2006 annual meeting of stockholders without inclusion of the proposal in our proxy materials for the 2006 annual meeting must provide written notice of the nomination or other business they wish to propose to our President no later than May 20, 2006. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
INCORPORATION BY REFERENCE
      This proxy statement incorporates by reference the documents listed below, which contain important business and financial information. This means that WQN and VoIP can disclose information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered a part of this proxy statement, except for any information superseded by information contained in this proxy statement.
      The following documents are incorporated by reference into this proxy statement:

•	WQN’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

•	WQN’ s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005.

•	WQN’s Quarterly Report on Form 10-QSB or the quarter ended June 30, 2005.

•	VoIP’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

•	VoIP’ s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005.

•	VoIP’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005.
      Any statement contained in a document incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
      WQN’s most recent Form 10-KSB and Form 10-QSBs and VoIP’s most recent Form 10-KSB and Form 10-QSBs are enclosed with this proxy statement as Appendix C and Appendix D, respectively.
      In addition, the documents incorporated by reference into this proxy statement are available from WQN or VoIP upon request. We will provide to you a copy of any and all of the information that is incorporated by reference in this proxy statement (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement), without charge, upon written or oral request. You should make any request for documents by September 20, 2005 to ensure timely delivery of the documents.
      Requests for documents relating to WQN should be directed to:
WQN, Inc.
Attn: President
14911 Quorum Drive
Suite 140
Dallas, Texas 75254
      Requests for documents relating to VoIP should be directed to:
VoIP, Inc.
Attn: Secretary
12330 S.W. 53rd Street, Suite 712
Ft. Lauderdale, Florida 33330
      WQN and VoIP have filed reports, proxy statements and other information with the SEC. You may read any document filed by them at the SEC’s public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the Securities and Exchange Commission toll free at 1-800-SEC-0330 for information about its public reference room. You may also read WQN’s and VoIP’s filings at the SEC’s web site at http://www.sec.gov.
AVAILABLE INFORMATION
      Copies of the fairness opinion by Ladenburg Thalmann are available for inspection and copying at the principal executive offices of WQN during regular business hours by any interested shareholder of WQN, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to B. Michael Adler, President, Secretary, Principal Account Officer and Chief Executive Officer of WQN, Inc., 14911 Quorum Drive, Suite 140, Dallas, Texas 75254.
      We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Shareholders of WQN as of the record date for the Annual Meeting are being forwarded a copy of the documents listed under the heading “Incorporation By Reference,” as Appendix C and Appendix D.
      Copies of such reports, proxy statements and other information, may be copied (at prescribed rates) at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the SEC’s public reference room, you may call the Securities and Exchange Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC’s Internet address at “http://www.sec.gov.”

EXPENSES OF SOLICITATION
      The cost of solicitation of proxies in the accompanying form will be paid by the Company, including reimbursement to brokerage houses, brokers, custodians, nominees and other fiduciaries for their expenses in forwarding proxy materials to beneficial owners. In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies by telephone, telegram or personal interviews.

By Order of the Board of Directors

/s/ B. Michael Adler

B. Michael Adler
Chief Executive Officer, President, Chief Accounting Officer & Secretary
September 15, 2005

Appendix A
ASSET PURCHASE AGREEMENT
by and among
WQN, INC.,
VOIP, INC.,
and
VOIP ACQUISITION COMPANY
August 3, 2005

i

ii

iii

ASSET PURCHASE AGREEMENT
      This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of August 3, 2005, is entered into by and among WQN, INC., a Delaware corporation (“Seller”), VOIP, INC., a Texas corporation (“Parent”), and VOIP ACQUISITION COMPANY, a Delaware corporation (“Buyer”).
RECITALS
      WHEREAS, Seller currently conducts the business of providing long distance telephony via a Voice-Over-Internet Protocol (“VOIP”);
      WHEREAS, Parent is also engaged in the VOIP business and believes that a combination of Parent and Seller will result in a stronger competitor in a rapidly emerging industry;
      WHEREAS, Seller desires to sell certain of Seller’s assets and properties, including all rights and interests associated therewith to Buyer; and
      WHEREAS, Parent and Buyer desire to purchase from Seller, upon the terms and conditions set forth herein, such assets, properties, rights and interests and, in connection therewith, Buyer will assume certain liabilities of Seller.
AGREEMENT
      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:
ARTICLE I.
DEFINITIONS
      1.1     Certain Definitions. In addition to other terms defined throughout this Agreement, the following terms have the following meanings when used herein:

(a) “Assets” means all assets and properties used by Seller and its subsidiaries, if any, in its VOIP business, including all rights and interests associated therewith, other than the Excluded Assets, and, without limiting the generality of the foregoing, shall expressly include the following assets, properties, rights and interests of Seller:

(i) all intellectual property (and rights associated therewith), including patents, patent applications, trademarks, service marks, proprietary rights in trade names (other than the name “WQN, Inc.”), brand names, internet domain names, trade dress, labels, logos, slogans and other indications of origin, and copyrighted works (including any registrations or applications for registration of the foregoing in any jurisdiction and any extensions, modifications or renewals thereof), all as set forth in Section 1.1(a)(i) of the Disclosure Schedule (the “Seller Intellectual Property”);

(ii) except as otherwise provided herein, all rights, benefits and interests in and to all licenses (other than “shrink-wrap” and other “off the shelf” software licenses), Leases, contracts, agreements, commitments and undertakings (the “Contracts”) that are set forth in Section 1.1(a)(ii) of the Disclosure Schedule;

(iii) the deposits and prepaid assets listed in Section 1.1(a)(iii) of the Disclosure Schedule; and

(iv) cash in the amount of USD 1,000,000.

(v) all Tangible Personal Property, including those items described in Section 1.1(a)(iv) the Disclosure Schedule;

(vi) all Inventories;

(vii) all Accounts Receivable;

(viii) all Governmental Authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer, including those listed in Section 1.1(a)(viii) of the Disclosure Schedule;

(ix) all data and records (“Records”) related to the VOIP operations of Seller, including client and customer lists and Records, referral sources, research and development reports and Records, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and Records and, subject to Legal Requirements, copies of all personnel Records and other Records described in Section 1.1(a)(ix) of the Disclosure Schedule;

(x) all of the intangible rights and property of Seller, including going concern value, goodwill, websites, URL listings, telephone, telecopy and e-mail addresses and listings and those items listed in Section 1.1(a)(x) of the Disclosure Schedule;

(xi) all insurance benefits, including rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities prior to the Effective Time, unless expended in accordance with this Agreement; and

(xii) all claims of Seller against third parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or noncontingent, including all such claims listed in the Disclosure Schedule.

(b) “Assumed Liabilities” means the liabilities of Seller set forth in Section 1.1(b) of the Disclosure Schedule to be assumed by Buyer.

(c) “Consent” means any notice to or consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental body or third party.

(d) “Excluded Assets” means the following assets, properties, rights and interests of Seller:

(i) all cash, cash equivalents and short-term investments in excess of USD 1,000,000;

(ii) all minute books, stock Records and corporate seals;

(iii) the shares of capital stock of Seller held in treasury;

(iv) those rights relating to deposits and prepaid expenses and claims for refunds and rights to offset in respect thereof listed in Section 1.1(d)(iv) of the Disclosure Schedule;

(v) all insurance policies and rights thereunder (except to the extent included as a Contract);

(vi) the Seller Contracts listed in the Disclosure Schedule;

(vii) all personnel Records and other Records that Seller is required by law to retain in its possession;

(viii) all claims for refund of Taxes and other governmental charges of whatever nature;

(ix) all rights in connection with and assets of the Employee Plans;

(x) all rights of Seller under this Agreement, the Assignment and Assumption Agreement and the other Closing Documents;

(xi) the property and assets expressly designated in Section 1.1(d)(xi) of the Disclosure Schedule;

(xii) the limited partnership interest of Seller in the Cross Country Capital Partners, L.P. hedge fund;

(xiii) the limited partnership interest of Seller in Seaview Mezzanine Fund LP;

(xiv) the promissory note issued to Seller in connection with its sale of indiaonline.com, Inc.

(xv) Seller’s director and officer liability insurance policy and all pre-paid deposits thereon;

(xvi) The “wqni.com” URL; and

(xvii) the interest of Seller in the office lease covering its principal offices in Dallas, Texas.

(e) “Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in Texas are permitted or required to be closed.

(f) “Effective Time” means the time at which the Closing is consummated.

(g) “Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

(h) “Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

(i) “Environmental, Health and Safety Liabilities” means any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or occupational safety and health law (“Occupational Safety and Health Law”), including those consisting of or relating to:

(i) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

(ii) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

(iii) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions (“Cleanup”) required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

(iv) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

The terms “removal,” “remedial” and “response action” include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”).

(j) “Environmental Law” means any Legal Requirement that requires or relates to:

(i) advising appropriate authorities, employees or the public of an intended or actual release or threatened release into the environmental of toxic or hazardous substances, or solid or hazardous waste, including, without limitation, emissions, discharges, spills, escapes or dumping (a “Release”) of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(ii) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

(iii) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;

(iv) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(v) protecting resources, species or ecological amenities;

(vi) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

(vii) cleaning up pollutants that have been Released, preventing the threat of Release or paying the costs of such clean up or prevention; or

(viii) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

(k) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(l) “Governmental Authorization” means any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

(m) “Governmental Body” means any:

(i) nation, state, county, city, town, borough, village, district or other jurisdiction;

(ii) federal, state, local, municipal, foreign or other government;

(iii) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

(iv) multinational organization or body;

(v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

(vi) official of any of the foregoing.

(n) “Inventories” means all inventories of Seller, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Seller in the production of finished goods, as set forth in Section 1.1(n) of the Disclosure Schedule.

(o) “Knowledge” means an individual will be deemed to have Knowledge of a particular fact or other matter if that individual is actually aware of that fact or matter. For purposes hereof, the term “Knowledge” shall mean the Knowledge of the directors of Seller, and of Mr. Michael Miller.

(p) “Lease” means any lease covering real property (a “Real Property Lease”) or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Seller is a party and any other Seller Contract pertaining to the leasing or use of any Tangible Personal Property.

(q) “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

(r) “Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

(s) “Ordinary Course of Business” means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

(i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

(ii) does not require authorization by the board of directors or shareholders of such Person and does not require any other separate or special authorization of any nature; and

(iii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

(t) “Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

(u) “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

(v) “Tangible Personal Property” means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Seller (wherever located and whether or not carried on Seller’s books) and used in its VOIP business, together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto, other than items listed above that are part of the Excluded Assets.

(w) “Tax” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

(x) “Tax Return” means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.
      1.2     Other Definitional Provisions. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. Seller and Buyer acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.
      (a) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.
      (b) The word “including” shall mean including without limitation and the words “include” and “includes” shall have corresponding meanings.

ARTICLE II.
Purchase and Sale
      2.1     Purchase. Upon the terms and subject to the conditions set forth herein, on the Closing Date Buyer shall purchase from Seller the Assets, and Seller shall sell and convey the Assets to Buyer.
      2.2     Transfer of Assets. Upon the terms and subject to the conditions set forth herein, Seller shall, on the Closing Date, sell and transfer to Buyer all right, title and interest of Seller in and to the Assets, free and clear of all Encumbrances of any kind. Seller shall execute and deliver all additional transfer documents required in order to convey title to all of the Assets, including assignments of the Intellectual Property.
      2.3     Excluded Liabilities. Except for the Assumed Liabilities to be assumed by Buyer pursuant to an Assignment and Assumption Agreement, in the form attached as Exhibit A, which are specifically being assumed by Buyer hereby, Buyer shall not assume, or otherwise be responsible for, any of Seller’s Liabilities, whether actual or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, or related or unrelated to Seller’s business or the Assets, whether arising out of occurrences prior to or at or after the Closing Date (collectively, the “Excluded Liabilities”). Without limiting the generality of the foregoing, the Excluded Liabilities shall expressly include:

(a) All Liabilities arising out of or related to any of the Excluded Assets;

(b) All Liabilities in respect of any costs arising out of or related to the sale and transfer of the Assets, including all broker’s or finder’s fees and expenses of Seller and all fees and expenses of any attorneys and accountants of Seller;

(c) All Liabilities in respect of any Tax relating to Seller, Seller’s business or the Assets attributable to any period or portion thereof ending on or before the Closing Date, including Conveyance Taxes (as defined in Section 9.1) imposed on, or accruing as a result of, the transactions contemplated by this Agreement;

(d) All Liabilities to or in respect of any employees or former employees, agents or independent contractors of, or other persons providing services to, Seller or Seller’s business, including (i) the employment of any such employee or former employee, agent or independent contractor, or other person, (ii) any employment, incentive or severance agreement, whether or not written, between Seller or any person, (iii) all Liabilities under any employee benefit plan at any time maintained, contributed to or required to be contributed to by or with respect to Seller or under which Seller may incur liability, or any contributions, benefits or liabilities therefor, or any Liability with respect to Seller’s withdrawal or partial withdrawal from or termination of any employee benefit plan and (iv) all claims of an unfair labor practice, or any claim under any state unemployment compensation or worker’s compensation law or regulation;

(e) All Liabilities and claims (including fines, penalties, punitive damages, legal fees and expenses and all other damages and losses), irrespective of the actual or alleged basis therefor, that are based in whole or in part on events or conditions occurring or existing prior to the Closing Date in connection with, arising out of, resulting from or relating to, directly or indirectly (i) any Environmental Law or Occupational Health and Safety Law, whether existing on or prior to the date hereof or subsequently amended, enacted or promulgated, (ii) employee health and safety or (iii) compliance with any applicable laws, regulations, rules ordinances, bylaws, orders and determinations of any Governmental Body, relating to any of the foregoing;

(f) All Liabilities arising from or relating to any injury to or death of any Person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising, in whole or in part, from defects in products sold or services performed by or on behalf of Seller’s business or any other Person on or prior to the Closing Date, or arising from any other cause, irrespective of the act or alleged basis therefor, that is based in whole or in part on events or conditions occurring or existing on or prior to the Closing Date, including any liabilities arising (on a date of occurrence basis or otherwise) relating to the use or misuse of the Assets; and

(g) All Liabilities to Seller’s stockholders resulting from the exercise of any right of appraisal and the Delaware General Corporation Law.

      2.4     Purchase Price. In consideration of the purchase of the Assets and assumption of the Assumed Liabilities, the Parent and Buyer shall deliver and issue to Seller the following instruments (the “Purchase Price”):

(a) Parent’s Secured Convertible Promissory Note, in the principal amount of $3.7 million, in substantially the form set forth as Exhibit B (the “Purchase Note”). Parent and Buyer Security Agreement, in the form attached hereto as Exhibit C.

(b) 1,250,000 shares of Parent’s restricted common stock, par value $0.001 per share (“Parent Common Stock”), which shall be subject to the registration rights set forth in Section 7.10.

(c) The Stock Purchase Warrant to acquire 5,000,000 shares of Parent Common Stock, in the form attached hereto as Exhibit D.
      2.5     Interim Loan. Upon (a) execution of this Agreement and (b) Seller’s receipt of the written consents referred to in Section 8.1(d) of this Agreement in form and substance acceptable to Seller, Seller shall loan to Parent the sum of USD 1,000,000, under the terms of the Bridge Note attached as Exhibit E. Such Bridge Note provides for monthly interest only for 12 months at 6%. In addition, Parent will issue to Seller a Stock Purchase Warrant upon execution hereof in the form of Exhibit F, providing for the right to purchase 625,000 shares of Parent Common Stock for an exercise price of $1.37 per share. If the sale fails to close due to the termination of this Agreement by Seller or upon a breach by Seller of any provision of this Agreement prior to Closing, the Bridge Note will mature in 12 months. In the event that Seller terminates this Agreement pursuant to Sections 9.1(b),(c), (d) or (e) or Parent or Buyer terminate this Agreement pursuant to Sections 9.1(f),(g) or (h), the Bridge Note shall be repayable, at the option of Parent, in Parent Common Stock at the rate of $0.80 per share. If the sale closes, the Bridge Note and Warrant will be cancelled and replaced by the Buyer’s receipt of the cash portion of the Assets.
      2.6     Allocation of Purchase Price. The Purchase Price (referred to in this Section 2.6 as the “Allocable Amount”) represents the amount agreed upon by the parties to be the aggregate consideration paid for the Assets and shall be allocated in accordance with the terms of this Section 2.6. Buyer and Seller agree that the allocations will be based upon net book value. Any excess of the Purchase Price over the net book value of the Assets shall be allocated to goodwill. Buyer and Seller shall (a) report for all tax purposes the sale and purchase of the Assets in a manner consistent with this Section 2.6 and in a manner consistent with all applicable rules and regulations, (b) not assert, in connection with any Tax Return, Tax audit or similar proceedings, any allocation of the Allocable Amount that differs from that agreed to herein, and (c) notify the other in the event that any taxing authority is taking or proposing to take a position inconsistent with such allocation.
      2.7     Makewell. The value of Seller’s holdings in Parent shall be measured based upon the market value of Parent’s Common Stock on Parent’s principal trading market based upon the quoted closing price on each of the 20 trading days preceding May 26, 2006. Seller’s holdings shall be calculated on the basis of all shares of Parent Common Stock (i) held by Seller, (ii) issuable upon exercise of Warrants or conversion of the Purchase Note or the Series A Convertible Stock, or (iii) theretofore sold by Seller. To the extent the aggregate value so determined shall be less than $5,000,000, the Parent and Steven Ivester will issue to Seller additional shares of Parent Common Stock equal to the difference (the “Makewell Shares”), using the same price per share on which the value of the Seller’s shares of Parent Common Stock was determined. The Company shall be responsible for 60% of the Makewell Shares, and Steven Ivester shall be responsible for transferring the balance from his personal holdings.

ARTICLE III.
Closing
      3.1     Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the transactions contemplated herein (the “Closing”) shall take place at 10:00 a.m. CDT at the offices of Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201, as soon as practicable following the satisfaction of all conditions set forth herein; (the “Closing Date”).
      3.2     Closing Deliveries. At the Closing, to effect the sale and transfer of Assets referred to in Section 3.2 hereof, the parties shall, execute and deliver to each other all documents reasonably necessary to effect the Closing. Without limiting the generality of the foregoing:

(a) Seller Deliveries. Seller shall deliver to Buyer:

(i) the Assignment and Assumption Agreement;

(ii) one or more bills of sale, certificates of title, assignments and all other instruments of transfer, in form and substance reasonably acceptable to Buyer, transferring specified assets to Buyer;

(iii) fully executed consents to the assignments contemplated hereby from any parties listed on Section 1.1(c) of the Disclosure Schedule under the heading “Consents;”

(iv) evidence of Seller’s authority to enter into this Agreement and to consummate the transactions hereof, including but not limited to, evidence of any stockholder action required in connection with the transactions contemplated by this Agreement; and

(v) an opinion of Patton Boggs LLP, counsel to Seller, in a form acceptable to Buyer and the Parent.

(b) Buyer Deliveries. Buyer shall deliver to Seller:

(i) the Purchase Price described in Section 2.4;

(ii) the Assignment and Assumption Agreement; and

(iii) evidence of Buyer’s authorization to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.

(iv) an opinion of Andrews Kurth LLP, counsel to Parent, in a form acceptable to Seller.

(v) evidence of the consent of Cedar Boulevard Lease Funding, LLC (“Cedar”) to the transactions contemplated hereby.
ARTICLE IV.
Representations and Warranties of Seller
      Seller represents and warrants on the date hereof and on the Closing Date that, except as set forth in a disclosure schedule (“Disclosure Schedule”) attached hereto and made a part hereof, with the number of each item in the Disclosure Schedule corresponding to the Section number to which it refers, the following representations and warrants are true and correct:
      4.1     Organization; Capitalization.
      (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own or lease the properties used in its business and to carry on such business as presently conducted.

      (b) Seller has no subsidiaries, owns no interest, direct or indirect, in any other entity or business enterprise, other than as contained in the Excluded Assets, and is the only entity through which Seller’s VOIP business is conducted or which owns, leases or uses the Assets.
      4.2     Authorization. This Agreement has been duly authorized, executed and delivered by Seller, and this Agreement is the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and other laws affecting the enforcement of creditors’ rights generally and by principles of equity.
      4.3     No Conflict or Violation; Default. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a breach of or constitute a default under (a) or result in the termination or the acceleration of, or the creation in any Person of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which Seller is a party or by which it is bound, including any Contract, (b) any provision of the certificate of incorporation or bylaws of Seller, (c) any judgment, order, decree, rule or regulation of any Governmental Body to which Seller or Seller’s business is subject or (d) any applicable laws or regulations. There is no (with or without the lapse of time or the giving of notice or both) violation or default or, to the Knowledge of Seller threatened violation or default of or under any Contract by Seller or any other party thereto.
      4.4     Consents. Except as set forth in Section 4.4 of the Disclosure Schedule and duly obtained and delivered by Seller, no Consent is required to be made or obtained by Seller in connection with the execution and delivery of this Agreement or the consummation by Seller of the transactions contemplated herein, except for such Consents, the failure of which to obtain, would constitute a material adverse effect on Seller.
      4.5     Assets.
      (a) Seller has and will transfer to Buyer good, valid and marketable title to the Assets, free and clear of any Encumbrances of any kind. The delivery to Buyer of the instruments of transfer contemplated hereby will vest indefeasible and exclusive title to the Assets in Buyer, free and clear of all Encumbrances of any kind.
      (b) Except for the Excluded Assets, the Assets are all material assets, properties, rights and interests used by Seller in connection with its VOIP business, and the Assets constitute all of the material assets, properties, rights and interests necessary to conduct its VOIP business in substantially the same manner as conducted by Seller prior to the date hereof. The Assets are in good operating condition and repair and are usable or salable in the Ordinary Course of Business, consistent with past practice and conform in all material respects to all applicable regulations relating to their use and operation.
      4.6     Solvency; Fair Value. Seller is solvent. The consummation of the transactions contemplated hereby will not affect Seller’s solvency subsequent to the Closing Date. Seller hereby acknowledges that the Purchase Price received pursuant to this Agreement constitutes reasonably equivalent value for the Assets that Buyer is acquiring pursuant hereto.
      4.7     Litigation. Except as set forth in Section 4.7 of the Disclosure Schedule, there is no claim, action, suit, proceeding, or investigation pending or, to the Knowledge of Seller threatened against Seller or its directors, officers, agents or employees (in their capacity as such) relating to Seller’s business, the Assets or any properties or rights of Seller’s business or that is reasonably likely to adversely affect the Assets or the transactions contemplated hereby. There are no orders, writs, injunctions or decrees currently in force against Seller or its directors, officers, agents or employees (in their capacity as such) with respect to the conduct of Seller’s business.
      4.8     SEC Reports. (a) Seller has timely filed all required documents with the U.S. Securities and Exchange Commission (the “SEC”) since January 2003, including all certifications and statements required by (i) Rule 13-a-14 or 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 with respect to such documents (collectively, the “Seller SEC Documents”). As of their respective dates, the Seller SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended

(together with the rules and regulations promulgated thereunder, the “Securities Act”), or the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), as the case may be, and, at the respective times they were filed, none of the Seller SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller has made available to Parent and Buyer accurate and complete copies of all Seller SEC Documents.
      (b) The consolidated financial statements (including, in each case, any notes thereto) of Seller included in the Seller SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted U.S. accounting principles (“GAAP”) and SEC Regulation S-X or S-B (except, in the case of the unaudited statements, as permitted by Form 10-Q or 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Seller as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end audit adjustments and to any other adjustments described therein). Except as disclosed in the Seller SEC Documents filed with the SEC prior to the date of this Agreement or as required by GAAP, Seller has not, since March 31, 2005, the date of its last Quarterly Report on Form 10-QSB filed by Seller with the SEC (the “Seller Quarterly Report”), made any material change in the accounting practices or policies applied in the preparation of financial statements.
      4.9     Absence of Certain Changes. Since the date of Seller’s last Seller Quarterly Report, Seller has conducted its business in the Ordinary Course of Business, and there has not occurred with respect to Seller’s business or the Assets any of the following:

(a) any Assets (whether real, personal or mixed, tangible or intangible) becoming subject to any Encumbrance of any kind;

(b) except for sales of inventory in the Ordinary Course of Business, any sale, transfer, lease or other disposal of any Assets for any amount, including transactions between Seller’s business and any affiliates of Seller;

(c) any amendment, modification, cancellation or termination of any Governmental Authorization relating to Seller’s business or the Assets;

(d) any material damage, destruction or loss of any Asset, whether or not covered by insurance; or

(e) an agreement to do any of the things described in the preceding clauses (a) through (d) other than as expressly provided for herein.
      4.10     Tax Matters. Seller has duly and timely filed, or caused to be duly and timely filed, all Tax Returns required to be filed by it with the appropriate governmental authorities, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired. All such Tax Returns were at the time of filing and are as of the date hereof true, correct and complete in all respects. All Taxes owed by Seller relating to its business or the Assets (whether or not shown on any Tax Return) have been paid within the time and in the manner prescribed by law. The Financial Statements reflect adequate reserves for all Taxes payable by Seller for all Taxable periods and portions thereof accrued through the date thereof. All deficiencies for any Taxes relating to Seller’s business or the Assets that have been proposed, asserted or assessed against Seller have been fully paid, or are fully reflected as a Liability in the Financial Statements, or are being contested and an adequate reserve therefor has been established and is fully reflected in the Financial Statements. Seller is not a party to any pending audit, action or proceeding, nor is any such audit, action or proceeding contemplated or threatened, by any Governmental Body for the assessment or collection of any Taxes of Seller relating to its business or the Assets. No claim has ever been made by any Governmental Body in a jurisdiction where Seller has never filed a Tax Return that Seller is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Assets. All Taxes relating to Seller’s business or the Assets that Seller is required by law to withhold or to collect have been withheld or collected and paid over to the proper Governmental Bodies or segregated and set aside for such payment.
      4.11     Employee Matters. (a) Except with respect to Mr. Michael Adler and Mr. Michael Miller, Section 4.11(a) of the Disclosure Schedule sets forth a true, complete and accurate list of: (a) any and all severance or employment agreements with any current or former member of management or other employee providing services to or employed by Seller; (b) any and all severance programs or policies applicable to any such personnel; (c) any and all plans or arrangements relating to any current or former member of management or other employee providing services to or employed by Seller containing change in control provisions; (d) any agreements, plans, policies or arrangements (including, without limitation, collective bargaining agreements or consulting agreements) established, maintained or contributed to by Seller for the benefit of any current or former employee providing services to or employed by Seller, including bonus, incentive compensation, stock ownership, stock option, stock appreciation, stock purchase, phantom stock, vacation, retirement, insurance, severance, supplemental unemployment, disability, death benefit, hospitalization, medical, workers compensation, pension, profit sharing or deferred compensation plans; or any employee welfare and employee pension benefit plans (as such terms are defined in Sections 3(1) and 3(2), respectively of the ERISA (singularly, a “Seller Employee Benefit Plan” and collectively, “Seller Employee Benefit Plans”) and (e) all plans that would be Seller Employee Benefit Plans, except that they have been terminated on or before the date hereof.
      (b) Each Employee Benefit Plan maintained by Seller which is a “group health plan” under the Internal Revenue of 1986, as amended (the “Code”), has been operated in compliance with Section 4980B of the Code (“COBRA”). Seller does not contribute to or have any obligation to contribute to any pension plan, as defined in Section 3(37) of ERISA, and Seller has incurred no Liability with respect to any such multiemployer pension plan. Seller is not a party to any collective bargaining or similar agreement, or obligated to bargain, in either case with any labor organization, or bound by work rules or practices agreed to with any labor organization or employee association applicable to their employees.
      4.12     Intellectual Property. Section 4.12(a)(i) of the Disclosure Schedule sets forth a true, correct and complete list and description of all registered Seller Intellectual Property and applications therefor owned by Seller. The Seller Intellectual Property constitutes all intellectual property used in or necessary for the conduct of Seller’s business as heretofore conducted. Except as set forth on Section 4.12 of the Disclosure Schedule, Seller is the sole owner of, and has the exclusive right to use, free and clear of any payment, restriction or Encumbrance, the Seller Intellectual Property. No claims have been asserted by any Person that challenge Seller’s exclusive rights in the Seller Intellectual Property. The Seller Intellectual Property does not infringe on, misappropriate, or otherwise violate a valid and enforceable intellectual property right of any other Person.
      4.13     Investment Purpose. Seller represents that it is acquiring and will acquire, as the case may be, the securities of Parent issuable to it pursuant hereto solely for its own account for investment purposes only and not with a view toward resale or distribution thereof, other than pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act. Seller understands that such securities of Parent will be issued in reliance upon an exemption from the registration requirements of the Securities Act and that subsequent sale or transfer of such securities is prohibited absent registration or exemption from the provisions of the Securities Act. Seller further acknowledges that under SEC Rule 144, the common stock of Parent may be sold pursuant to all of the provisions of such Rule after a holding period of one year and that the common stock of Parent will become fully tradable after a holding period of two years. Seller herby agrees that it will not sell, assign, transfer, pledge or otherwise convey any of the securities of the Parent issuable pursuant hereto, including any distribution to the stockholders of Seller, except in compliance with the provisions of the Securities Act. Seller acknowledges receiving copies of Parent’s most recent Parent SEC Documents.
      4.14     Real Property. (a) Set forth in Section 4.14(a) of the Disclosure Schedule is a list of all material Leases under which the Seller uses or occupies or has the right to use or occupy, now or in the future, any real property (the “Leased Real Property”).

      (a) Except as provided in Section 4.14(b) of the Disclosure Schedule, the Seller does not own or hold or is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase any Leased Real Property or any portion thereof or interest therein.
      (b) Neither Seller nor any of its subsidiaries owns any real property.
      (c) Except as set forth in Section 4.14(d) of the Disclosure Schedule, as to all of the Real Property Leases, (i) to the Knowledge of Seller, they are enforceable in accordance with their respective terms and constitute valid and binding obligations of the respective parties thereto, (ii) there have not been and there currently are not any material defaults thereunder by Seller or, to the Knowledge of Seller, any other party thereto, (iii) to the Knowledge of Seller, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the landlord thereunder to terminate any of the Real Property Leases, (iv) all rent and additional rent payable thereunder has been paid in full, (v) except as set forth in the Real Property Leases made available to Buyer, no waiver, indulgence or postponement of any of the obligations of Seller thereunder has been granted, (vi) there are no oral agreements with respect to any of the Real Property Leases, (vii) consummation of the transactions contemplated by this Agreement will not enlarge or accelerate any of the obligations of Seller or give additional rights to any other party thereto, or cause the termination, lapse, or otherwise affect any of the Real Property Leases and (viii) there are no material disputes or forbearance programs in effect, as to any of the Real Property Leases.
      4.15     Brokers. No broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.
      4.16     OFAC Compliance. Seller has not engaged in any conduct prohibited by any Legal Requirement of any program administered by the Office of Foreign Asset Control (“OFAC”) of the U.S. Department of Treasury, including any program the regulations of which are codified in Chapter 5 of Subtitle B of Title 31, Code of Federal Regulations (the “OFAC Regulations”); and the Seller has not engaged in any conduct that would cause adverse consequences to the Buyer and Parent under any program administered by OFAC, including the OFAC Regulations, by virtue of their involvement in the transactions contemplated by this Agreement.
      4.17     Accounts Receivable. All Accounts Receivable that are reflected on the Financial Statements or on the accounting Records of Seller as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by Seller in the Ordinary Course of Business, subject to any reserves or allowance for doubtful accounts reflected on the Financial Statements of Seller as of the Effective Time. There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of Seller, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF BUYER
      Parent and Buyer represent and warrant to Seller on the date hereof and on the Closing Date, except as set forth in the Parent’s Disclosure Schedule, that the following representations and warranties are true and correct:
      5.1     Capitalization; Registration Rights. As of the date hereof, the authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, of which 45,605,142 shares are issued and outstanding. There are 17,639,579 shares of Parent Common Stock reserved for issuance under the Parent’s stock option plan and other derivative securities. Except as set forth on Section 5.1 to the Disclosure Schedule, there are no agreements or arrangements under which the Company is or may become obligated to register the sale of any of its securities under the Securities Act.

      5.2     Organization; Qualification; Subsidiaries.
      (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority to purchase the Assets and conduct its business. Buyer is a newly formed Delaware corporation that has never conducted business other than to acquire the Assets hereunder.
      (b) Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Parent.
      (c) Except for Buyer, and Caerus, Inc. and its subsidiaries, and except as set forth in the Parent SEC Reports, Parent owns no interest, direct or indirect, in any other entity or business enterprise.
      5.3     Authorization. This Agreement has been duly authorized, executed and delivered by Parent and Buyer, and this Agreement is the legal, valid and binding obligation of Parent and Buyer, enforceable against Parent and Buyer in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and other laws affecting the enforcement of creditors’ rights generally and by principles of equity.
      5.4     No Conflict or Violation; Default. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a breach of or constitute a default under (a) or result in the termination or the acceleration of, or the creation in any Person of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability (each, a “Parent Contract”) to which Parent is a party or by which it is bound, (b) any provision of the certificate of incorporation or bylaws of Parent or Buyer, (c) any judgment, order, decree, rule or regulation of any Governmental Body to which Parent or Parent’s business is subject or (d) any applicable laws or regulations. There is no (with or without the lapse of time or the giving of notice or both) violation or default or, to the knowledge of Parent, threatened violation or default of or under any Parent Contract. Buyer is current in its obligations to Cedar under the agreements between Buyer and Cedar.
      5.5     Licenses and Permits; Compliance with Laws.
      (a) Section 5.5 of the Disclosure Schedule sets forth a complete list of all Governmental Authorizations used in the conduct of Parent’s business and all pending applications therefor issued to Parent that are currently used by Parent. Parent has provided Seller with a true, correct and complete copy of each of the Governmental Authorizations.
      (b) Parent’s business has at all times been conducted and is currently in compliance with all applicable laws, regulations, rules ordinances, bylaws, orders and determinations of any Governmental Body, including those related to the environment or health and safety, and whether existing on or prior to the date hereof or subsequently amended, enacted or promulgated.
      5.6     Consents. No Consent is required to be made or obtained by Parent or Buyer in connection with the execution and delivery of this Agreement or the consummation by Parent or Buyer of the transactions contemplated herein.
      5.7     SEC Documents. (a) Parent has timely filed all required documents with the SEC since January 2003, including all certifications and statements required by (i) Rule 13-a-14 or 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 with respect to such documents (collectively, the “Parent SEC Documents”). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent has made available to the Company accurate and complete copies of all Parent SEC Documents.

      (b) The consolidated financial statements (including, in each case, any notes thereto) of Buyer included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP and SEC Regulation S-X or S-B (except, in the case of the unaudited statements, as permitted by Form 10-Q or 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end audit adjustments and to any other adjustments described therein). Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date of this Agreement or as required by GAAP, Parent has not, since the date of its last Quarterly Report or Form 10-QSB, made any material change in the accounting practices or policies applied in the preparation of financial statements.
      5.8     Litigation. Except as set forth in the Parent SEC Documents, there is no claim, action, suit, proceeding, or investigation pending or, to the knowledge of Parent threatened against Parent or its directors, officers, agents or employees (in their capacity as such) relating to Parent’s business, its assets or any properties or rights of Parent’s business or that is reasonably likely to adversely affect the transactions contemplated hereby. There are no orders, writs, injunctions or decrees currently in force against Parent or its directors, officers, agents or employees (in their capacity as such) with respect to the conduct of Parent’s business.
      5.9     Related-Party Transactions. Except as set forth on Section 5.9 of the Disclosure Schedule, no employee, officer, director or stockholder of Parent or Buyer or member of his or her immediate family is currently indebted to Parent or Buyer, and neither Parent nor Buyer is indebted (or committed to make loans or extend or guarantee credit) to any of such individuals. As of the date hereof, except as set forth on Section 5.9 of the Disclosure Schedule, no employee, director, officer or stockholder of Parent or Buyer and no member of the immediate family of any employee, officer, director or stockholder of Parent or Buyer is directly or indirectly interested in any contract with Parent or Buyer.
      5.10     Indebtedness. Section 5.10 of the Disclosure Schedules sets forth the outstanding funded indebtedness (other than indebtedness incurred in the Ordinary Course of Business) of Buyer and a list of the agreements related thereto to which Buyer is a party. Buyer is not in default under any material term of such agreements.
      5.11     Brokers. There is no investment banker, broker, finder, financial advisor or other person which has been retained by or is authorized to act on behalf of Parent or Buyer who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.
ARTICLE VI.
COVENANTS RELATING TO COMPANY, BUYER AND PARENT CONDUCT OF BUSINESS
      6.1     Seller Conduct of Business Pending the Closing. Except as expressly permitted by this Agreement, during the period from the date of this Agreement through the Effective Time, Seller shall, and shall cause each of its subsidiaries to, in all material respects carry on its business in the Ordinary Course of its Business and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or as set forth in Section 6.1 of the Disclosure Schedule, Seller shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

(a) amend its charter or bylaws or other comparable charter or organizational documents;

(b) merge or consolidate with or effect any business combination with any Person or division thereof;

(c) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or division thereof or (ii) any assets that are material, individually or in the aggregate, to Seller and its subsidiaries, taken as a whole other than Ordinary Course of Business;

(d) sell, lease, license, mortgage, encumber or otherwise dispose of any of the Assets, other than in connection with sales in the Ordinary Course of Business;

(e) incur any indebtedness for borrowed money or create any Encumbrance on any of the Assets or guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person, other than (i) indebtedness or guarantees in the Ordinary Course of Business and (ii) loans, advances, capital contributions and other investments between Seller and any of its subsidiaries or between subsidiaries of Seller;

(f) change Seller’s independent public accountants or make any change in accounting methods or policies of Seller except as required by the Financial Accounting Standards Board (FASB);

(g) make any Tax election not in the Ordinary Course of Business; or

(h) agree or commit to do any of the foregoing.
      6.2     No Solicitation by Seller.
      (a) From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with the terms hereof, Seller shall not, nor shall it permit any of its subsidiaries or any of its or their officers, directors or employees or any investment banker, financial advisor, attorney, accountant, agent or other representative retained by it or by any of its subsidiaries to, directly or indirectly through any representative or otherwise (i) solicit or initiate the submission of, any Takeover Proposal involving Seller (as hereafter defined), (ii) enter into any agreement with respect to any Takeover Proposal involving Seller (other than a confidentiality agreement to the extent information is permitted to be furnished to any Person pursuant to this Section 6.2(a)), or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal involving Seller; provided, however, that, nothing contained in this Agreement shall prevent Seller or its Board of Directors from (A) complying with Rules 14-d(9) and 14-e(2) under the Exchange Act or publicly disclosing the existence of a Takeover Proposal involving Seller to the extent required by applicable law or (B) furnishing nonpublic information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide Takeover Proposal involving Seller by such Person, if, (x) the failure to take such action would, in the good faith judgment of the Board of Directors of Seller, taking into consideration the advice of outside legal counsel of Seller, violate the fiduciary duties of the Board of Directors of Seller to the Company’s stockholders under applicable law, and (y) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such Person, such Board of Directors receives from such Person an executed confidentiality agreement. For purposes of this Agreement, “Takeover Proposal involving Seller” means any proposal by any third party for a merger, consolidation or other business combination involving Seller or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, a 25% or greater equity interest in, 25% or more of the voting securities of, or 25% or more of the assets of, Seller or any of its subsidiaries, other than the transactions contemplated by this Agreement and any related transaction entered into by Seller or any of its subsidiaries in the ordinary course of business.
      (b) Seller shall advise Parent as promptly as practicable of any Takeover Proposal involving Seller.
      6.3     Buyer’s and Parent’s Conduct of Business Pending the Closing. Except as expressly permitted by this Agreement, during the period from the date of this Agreement through the Effective Time, Buyer and Parent shall, and shall cause each of their subsidiaries to, in all material respects carry on their respective businesses in the Ordinary Course of its Business and, to the extent consistent therewith, use reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or as set forth in Section 6.3 of the Disclosure Schedule, neither Buyer nor Parent shall, and shall not permit any of their subsidiaries to, without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed:

(a) amend their charter or bylaws or other comparable charter or organizational documents, except as necessary to authorize a series of preferred stock;

(b) merge or consolidate with or effect any business combination with any Person or division thereof;

(c) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or division thereof or (ii) any assets that are material, individually or in the aggregate, to Buyer or Parent or their subsidiaries, taken as a whole, other than Ordinary Course of Business;

(d) sell, lease, license, mortgage, encumber or otherwise dispose of any assets of Buyer or Parent or any of their subsidiaries, other than in connection with sales in the Ordinary Course of Business;

(e) incur any indebtedness for borrowed money in excess of $1 million, or create any Encumbrance on any of the assets of Buyer or Parent or any of their subsidiaries or guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person, other than (i) indebtedness or guarantees in the Ordinary Course of Business and (ii) loans, advances, capital contributions and other investments between Buyer or Parent and any of their subsidiaries or between subsidiaries of Buyer or Parent;

(f) change Buyer’s or Parent’s independent public accountants or make any change in accounting methods or policies of Buyer or Parent except as required by the Financial Accounting Standards Board (FASB);

(g) make any Tax election not in the Ordinary Course of Business; or

(h) agree or commit to do any of the foregoing.
ARTICLE VII.
ADDITIONAL AGREEMENTS
      7.1     Stockholder Meetings.
      (a) Seller shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of stockholders (the “Stockholder Meeting”) for the purpose of considering the approval of this Agreement. Seller shall, through its Board of Directors, recommend to its stockholders approval of this Agreement, shall use its reasonable best efforts to solicit such approval by its stockholders and shall not withdraw or modify, or propose to withdraw or modify in a manner adverse to Parent, such recommendation, except if in the good faith judgment of the Seller’s Board of Directors, taking into consideration the written advice of outside legal counsel of Seller, the making of, or the failure to withdraw or modify, such recommendation would violate the fiduciary duties of Seller’s Board of Directors to the Company’s stockholders under applicable law.
      (b) Parent shall, within sixty (60) days of the Closing, hold a meeting of its shareholders in order to, among other things, authorize a class of preferred stock that can be used to satisfy the conversion features of the Purchaser’s note.
      7.2     Preparation of the Proxy Statement. Seller shall promptly (i) prepare, and provide Parent reasonable opportunity to review and provide comments to, a proxy statement relating to the Company Stockholder Meeting (the “Proxy Statement”) and (ii) file the Proxy Statement with the SEC. Seller shall use its reasonable best efforts to mail the Proxy Statement to its stockholders as soon as practicable thereafter.

      7.3     Access to Information; Meetings with Company Officers; Access of Seller to Certain Records; Financial Statements.
      (a) Subject to currently existing contractual and legal restrictions applicable to Seller or any of its subsidiaries, Seller shall, and shall cause each of its subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Parent reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all of its properties, books, contracts, commitments and records (including the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, Seller shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, (ii) a copy of the unaudited financial statements of Seller for each month ended during such period, in each case within 15 days after the last day of each such month ended and (iii) all other information concerning its business, properties and personnel as Parent may reasonably request. All information obtained pursuant to this Section 7.3 shall be kept confidential.
      (b) From and after the Closing Date, Parent shall, and shall cause each of its subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Seller reasonable access to, and permit them to make such copies as they may reasonably require of, during normal business hours, the Records relating to the Assets.
      (c) From the date hereof until the Closing Date, within ten (10) days following the end of each calendar month, Parent shall provide to Seller and Seller shall provide to Parent, as applicable, copies of each party’s unaudited financial statements for such calendar month.
      7.4     Certain Payments, Fees and Expenses.
      (a) Except as provided in this Section 7.4 and Section 7.8, whether or not the transactions contemplated by this Agreement is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including the fees and disbursements of counsel and accountants and all financing commitment fees, shall be paid by the party incurring such costs and expenses from funds other that the Assets; provided, however, that all printing and mailing expenses and all filing fees (including filing fees under the Exchange Act) and all fees and expenses incurred with respect to communication with Seller’s stockholders in connection with this Agreement and the transactions contemplated hereby shall be paid by Seller promptly when due.
      (b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by (i) Seller pursuant to Section 9.1(g), or (ii) Parent pursuant to Section 9.1(h), then, in each case, Seller shall pay to Parent a fee of USD 250,000 in cash.
      (c) In the case of such a termination of this Agreement by Seller, such payment shall be made no later than, and shall be a condition to the validity of, such termination; provided, however, that Seller may offset such payment against the amounts then due to Seller under the Bridge Note.
      7.5     Reasonable Best Efforts.
      (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the sale of the Assets to Buyer and the other transactions contemplated by this Agreement, including: (i) obtaining all necessary actions or nonactions, waivers, consents and approvals from all Governmental Bodies and the making of all necessary registrations and filings (including filings with Governmental Bodies) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Body; (ii) obtaining all necessary Consents; (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Body vacated or reversed; and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the sale of the Assets at the behest of any Governmental Body without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.
      (b) Each party hereto shall use its reasonable best efforts not to take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue in any material respect or result in a material breach of any covenant made by it in this Agreement or which could reasonably be expected to impede, interfere with, prevent or delay in any material respect, the sale of the Assets.
      7.6     Public Announcements. Neither Parent nor Seller shall issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or the rules of the NASDAQ national market (“NASDAQ”).
      7.7     Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to Seller, and Seller shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or nonoccurrence, of any event of which it is aware and which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (ii) any failure of Parent or Seller, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.
      7.8     Transition; Transition Services.
      (a) Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Seller from maintaining the same business relationships with Buyer after the Closing as it maintained with Seller prior to the Closing. Seller will refer all customer inquiries relating to the business of Seller to Buyer from and after the Closing.
      (b) Buyer and Parent shall be entitled to access to Seller’s offices, for a period of up to 180 days from the Closing Date, at a rate of $5,000 per month during each such month when such offices are actually utilized. Payment is due in advance on the first day of each month for which Buyer or Parent desires to utilize Seller’s offices.
      7.9     Covenant Not to Compete. Seller acknowledges that it has special knowledge, expertise, contacts and other information with respect to the Restricted Business (as defined below). In further consideration of the sale hereby, Seller agrees to be bound by the terms of this Section 7.9. Seller acknowledges that the restrictions set forth in this Section 7.9 are necessary and appropriate to protect the interest of Buyer and to ensure that Buyer obtains all of the benefits intended to be conveyed to Buyer by Seller pursuant to this Agreement, including the goodwill of Seller.
      (a) Certain Defined Terms. The following words and phrases shall have the meaning set forth below:

(i) “Restricted Business” means the business of providing VOIP products and services to retail and wholesale purchasers.

(ii) “Territory” means the United States, Latin America, Europe, India, Iran and Japan. Seller acknowledges that Buyer must protect itself on such basis. Seller recognizes and acknowledges that Buyer will be engaged, directly or indirectly, in the Restricted Business throughout the Territory and that it is reasonable and necessary for Buyer to protect its interest on such basis.

      (b) Non-competition. Seller hereby agrees that for five years after the Closing Date, Seller will not, directly or indirectly, (i) have any ownership interest (whether as proprietor, partner, stockholder or otherwise) in, (ii) be an officer, director or general or managing partner of, or hold a similar position in, (iii) act as agent, broker or distributor for, or adviser or consultant to, (iv) be employed in, or (v) otherwise engage in, any business or business activities (without regard to the form in which conducted) Buyer which is engaged, or which Seller reasonably knows Buyer is undertaking to become engaged, in the Territory in the Restricted Business; provided, however, that (A) the ownership by Seller of less than one percent (1%) of the shares of capital stock of a publicly held corporation, and (B) Seller’s status as a limited partner or member in investment fund vehicles, in which Seller does not hold a controlling interest, or does not hold a position on the governing body thereof, shall in no event be deemed a violation of the foregoing,
      (c) No Interference With Employees. Seller hereby agrees that during a period of five years after the Closing Date, Seller will not, directly or indirectly, solicit, request, induce, assist or encourage any other employee of Seller or any of its subsidiaries to terminate his or her employment with Buyer or any of its subsidiaries, respectively.
      (d) Trade Secrets; Confidential Information. Seller recognizes and acknowledges that it has had access to certain highly sensitive, special or unique information that is confidential or proprietary, and agrees that it shall not at any time after the date hereof, use or divulge, furnish or make accessible to anyone (other than in the regular course of the business of Seller) any knowledge or information of a confidential or secret nature with respect to the business affairs (including, but not limited to, any information concerning customers or accounts) of Seller except as may otherwise be required by law or may otherwise become public knowledge from a source, other than Seller, who are entitled to disclose such information.
      (e) Miscellaneous. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7.9 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
      7.10     Registration Rights. In addition to the rights of Seller under SEC Rule 144, if at any time during the two years after the Closing, Parent shall prepare and file one or more registration statements under the Securities Act with respect to public offering of equity securities of Parent, other than a registration statement on Forms S-4, S-8, or similar form, Parent will include in any such registration statement such information as is required, and such number of shares of Parent’s common stock, par value $0.001 per share (the “Common Stock”), common stock held by Seller or as to which Seller has the right to obtain through exercise or conversion, to permit a public offering of such shares of Common Stock; provided, however, that (i) after Seller has sold 1,250,000 shares pursuant to any such registration statement(s), the maximum number of shares that Seller may sell pursuant to any such registration statement(s) shall not exceed 500,000 shares in any calendar quarter and (ii) if, in the written opinion of the Parent’s managing underwriter, if any, for such offering, the inclusion of the shares requested to be registered, when added to the securities being registered by Parent or the selling security holder(s), would exceed the maximum amount of Parent’s securities that can be marketed without otherwise materially and adversely affecting the entire offering, then Parent may exclude from such offering pro rata among all shareholders requesting registration that portion of the shares required to be so registered so that the total number of securities to be registered is within the maximum number of shares that, in the opinion of the managing underwriter, may be marketed without otherwise materially and adversely affecting the entire offering. Parent shall bear all fees and expenses other than the fees and expenses of Seller’s counsel incurred in the preparation and filing of such registration statement and related state registrations, to the extent permitted by applicable law, and the furnishing of copies of the preliminary and final prospectus thereof to such Seller. This right shall be personal to Seller and not transferable.

      7.11     Employees and Employee Benefits.
      (a) Information on Active Employees. For the purpose of this Agreement, the term “Active Employees” shall mean all employees employed on the Closing Date by Seller for its business who are employed exclusively in Seller’s business as currently conducted, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.
      (b) Employment of Active Employees by Buyer.

(i) Buyer is not obligated to hire any Active Employee but may interview all Active Employees. Buyer will provide Seller with a list of Active Employees to whom Buyer has made an offer of employment that has been accepted to be effective on the Closing Date (the “Hired Active Employees”). Subject to Legal Requirements, Buyer will have reasonable access to the Seller’s office and personnel Records (including performance appraisals, disciplinary actions, grievances and medical Records) of Seller for the purpose of preparing for and conducting employment interviews with all Active Employees and will conduct the interviews as expeditiously as possible prior to the Closing Date. Access will be provided by Seller upon reasonable prior notice during normal business hours. Effective immediately before the Closing, Seller will terminate the employment of all of its Hired Active Employees.

(ii) It is understood and agreed that (A) Buyer’s expressed intention to extend offers of employment as set forth in this Section 6.11 shall not constitute any commitment, Contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (B) employment offered by Buyer is “at will” and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and Legal Requirements). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Hired Active Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.
      (c) Salaries and Benefits.

(i) Seller shall be responsible for (A) the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of Seller through the close of business on the Closing Date, including pro rata bonus payments and all vacation pay earned prior to the Closing Date, and (B) the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA.

(ii) Seller shall be liable for any claims made or incurred by Active Employees and their beneficiaries through the Closing Date under the Seller Employee Benefit Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.
      7.12     Retention Records and Access. After the Effective Date, Buyer shall retain for a period consistent with Buyer’s record-retention policies and practices those Records of Seller delivered to Buyer. Buyer also shall provide Seller and its representatives reasonable access thereto, during normal business hours and on at least three days’ prior written notice, to enable them to prepare financial statements or Tax Returns or deal with tax audits. After the Effective Date, Seller shall provide Buyer and its representatives reasonable access to Records that are Excluded Assets, during normal business hours and on at least three days’ prior written notice, for any reasonable business purpose specified by Buyer in such notice.

      7.13     Board Observer; Board Member.
      (a) Buyer hereby grants board observation rights to a representative of Seller (the “Observer”) for so long as Seller holders 10% or more of the outstanding Parent Common Stock (or securities exercisable for, or convertible into, 10% or more of the outstanding Parent Common Stock). The Observer shall be entitled to attend all meetings of the Board of Directors of Buyer and receive the same information and materials as the other members of the Board of Directors in connection with such meetings; provided, however, that the Board of Directors of Buyer, in its sole discretion, may exclude the Observer from all or part of any meeting and redact such materials in order to preserve attorney client privilege, confidential information or trade secrets. The Observer shall be required to enter into a Confidentiality and Nondisclosure Agreement with Buyer.
      (b) Parent shall nominate Mr. Michael Adler for election to, and use its best effort to cause Mr. Adler to be elected to, the Board of Directors of Parent at the next annual meeting of stockholders of Parent. Mr. Adler, upon election, shall be designated Chairman of the Board. As Chairman of the Board, Mr. Adler shall not be an executive officer of Parent.
      7.14     Purchase Note; Conversion Price of Preferred Stock. The Purchase Note shall provide that it is convertible into either Parent Common Stock or preferred stock of Parent at such time that Parent establishes a series of preferred stock. The conversion price of any such series of preferred stock shall be $1.06; provided, however, that if the average closing bid price of the Parent Common Stock for a period of ten (10) trading days prior to the Closing Date is less than $1.06, the conversion price into Parent Common Stock shall be adjusted to an amount equal to 120% of the average closing bid price of the Parent Common Stock during such ten (10) day period; provided further, however, that such adjusted conversion price shall in no event be less than $0.80 or greater than $1.06.
      7.15     Accounts. The Accounts Receivable of Seller conveyed to Buyer as part of the Assets at Closing, net of the allowance for doubtful accounts, shall equal or exceed Seller’s accounts payable which are assumed by Buyer hereunder as of the Closing Date. None of such Accounts Receivable shall more than 60 days past due. To the extent that such Accounts Receivable conveyed to Buyer are less than Seller’s accounts payable assumed by Buyer, Seller shall pay to Parent the difference (the “Excess Amount.”). If Seller is required to pay the Excess Amount, Parent shall issue to Buyer a number of shares of Parent Common Stock equal to one share of Parent Common stock for each dollar of the Excess Amount, up to a maximum of 500,000 shares.
ARTICLE VIII.
Conditions Precedent to Closing
      8.1     Conditions to Closing. The respective obligations of each party to effect the sale of the Assets and the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. This Agreement shall have been duly approved by the requisite vote of stockholders of Seller at the Stockholder Meeting in accordance with applicable law, the certificate of incorporation and bylaws of Seller and the rules and regulations of NASDAQ.

(b) Authorizations and Consents. All Consents or terminations or expirations of waiting periods imposed by, any Governmental Body, which the failure to obtain, make or occur would have the effect of making the sale of the Assets or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, a material adverse effect on Parent (assuming the sale of the Assets had taken place), shall have been obtained, shall have been made or shall have occurred.

(c) No Order. No court or other Governmental Body having jurisdiction over the Company or Parent, or any of their respective subsidiaries, shall have been enacted, issued, promulgated, enforced or entered under any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the sale of the Assets or any of the transactions contemplated hereby illegal.

(d) Consents. Parent shall have obtained the consent to the transactions contemplated by this Agreement of each of (i) Cedar and (ii) the requisite investors in Parent’s financing transactions consummated on July 5, 2005. Cedar shall have confirmed in writing to Seller that Parent is not in default of any of its agreements with Cedar as of the Closing Date.

(e) Internal Controls. Parent’s internal controls shall be reasonably satisfactory to Seller and there shall be no material weaknesses in, or changes to, such internal controls that have materially affected or are reasonably likely to materially affect, such internal controls in an adverse manner.

      8.2     Conditions to Obligations of Seller. The obligation of Seller to consummate the sale of the Assets to Buyer shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

(a) Performance of Obligations; Representations and Warranties. Each of Parent and Buyer shall have performed in all material respects each of its agreements contained in this Agreement required to be performed by them on or prior to the Effective Time, each of the representations and warranties of Parent and Buyer contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date that shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Seller shall have received a certificate signed on behalf of Parent by an officer to such effect.

Buyer and Parent Deliveries. Buyer and Parent shall have delivered to Seller the instruments and documents set forth in Section 3.2(b).
      8.3     Conditions to Obligations of Parent and Buyer. The obligations of Parent and Buyer to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

(a) Performance of Obligations; Representations and Warranties. Seller shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Seller contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date that shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date that shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of Seller by its Chief Executive Officer and its Chief Accounting Officer to such effect.

(b) Consents. Seller shall have obtained the Consent of each Person that is not a Governmental Body whose Consent shall be required in connection with the sale of the Assets or any of the transactions contemplated hereby, except as to which the failure to obtain such Consents would not, individually or in the aggregate, have a material adverse effect on Parent (as if the sale of the Assets had been made).

(c) Secretary’s Certificate. Parent shall have received a certificate, dated as of the date of Closing, of the secretary of Seller, in form and substance reasonably satisfactory to Parent, certifying (i) the certificate of incorporation of each of Seller and each subsidiary, (ii) the bylaws of Seller and each subsidiary, (iii) a certificate of good standing for each of Seller and its subsidiaries duly certified by the Secretary of State of the State of Delaware and (iv) the incumbency of each individual authorized to execute this Agreement on behalf of Seller.

(d) Litigation. There shall not be instituted or pending any suit, action or proceeding by any Governmental Body relating to this Agreement or any of the transactions contemplated hereby which is reasonably likely to result in a material adverse effect on Seller or Parent.

(e) Material Adverse Effect. Since the date of this Agreement, there shall have been no events, changes, circumstances or effects that, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on Seller or the Assets.

(f) Seller Deliveries. Seller shall have delivered to Buyer the instruments and documents set forth in Section 3.2(a).
ARTICLE IX.
TERMINATION, AMENDMENT AND WAIVER
      9.1     Termination. Subject to Section 9.4(b), this Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the sale of the Assets by the stockholders of Seller:

(a) by mutual written consent of Parent and Seller;

(b) by either Parent or Seller if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty business days following receipt by such other party of written notice from the nonbreaching party of such failure to comply;

(c) by either Parent or Seller if there has been (i) a breach by the other party (in the case of Parent, including any breach by Buyer) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any breach by Buyer) of any representation or warranty, in each case which breach has not been cured within thirty business days following receipt by the breaching party from the nonbreaching party of written notice of the breach;

(d) by Parent or Seller if the transactions contemplated by this Agreement have not been effected on or prior to the close of business on the date that is 120 days after the date of this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the sale of the Assets to have occurred on or prior to the aforesaid date;

(e) by Parent or Seller if any court or other Governmental Body having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the sale of the Assets and such order, decree, ruling or other action shall have become final and nonappealable;

(f) by Parent or Seller if the stockholders of the Company do not approve this Agreement at the Stockholder Meeting or at any adjournment or postponement thereof; provided, however, that Seller may not terminate this Agreement pursuant to this Section 9.1(f) if Seller has not complied with its obligations under Sections 6.1 and 6.2 or has otherwise breached in any material respect its obligations under this Agreement in any manner that could reasonably have caused the failure of the stockholder approval to be obtained at the Stockholder Meeting;

(g) by Seller on or after the tenth calendar day after Seller has notified Parent in writing that the Board of Directors of Seller has determined that a Takeover Proposal involving Seller constitutes a Superior Proposal (as hereinafter defined); provided, that, as of such tenth calendar day after Seller has so notified Parent, the Board of Directors of Seller continues to believe in its good faith judgment, after taking into consideration any changes in the terms of the transactions contemplated by this Agreement that have been proposed by Parent on or prior to such date, that such Takeover Proposal involving Seller continues to constitute a Superior Proposal. For purposes of this Agreement “Superior Proposal” means a Takeover Proposal involving Seller that the Board of Directors of Seller determines in its good faith judgment, after consultation with its financial advisors, is more favorable to Seller’s stockholders than the transactions contemplated by this Agreement; or

(h) by Parent if the Board of Directors of Seller shall have recommended to the stockholders of Seller any Takeover Proposal involving Seller.

The right of any party hereto to terminate this Agreement pursuant to this Section 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

      9.2     Effect of Termination. In the event of termination of this Agreement by either Parent or Seller , as provided in Section 9.1, this Agreement shall forthwith become void, except as provided in Section 7.4, and there shall be no liability hereunder on the part of Seller, Parent, Buyer or their respective officers or directors and Section 1.4 and Article X, which shall survive the termination); provided, however, that nothing contained in this Section 9.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.
      9.3     Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented at the Stockholder Meeting, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
      9.4     Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
ARTICLE X.
INDEMNIFICATION
      10.1     Indemnification by Seller. Subject to the provisions of this Article X, Seller agrees to indemnify, defend and hold Parent, Buyer and their affiliates, parents, stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns, (such indemnified persons are collectively hereinafter referred to as “Buyer Indemnified Persons”), harmless from and against any and all loss, liability, damage or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and attorneys’ fees) (collectively, “Losses”) that any Buyer Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the Excluded Liabilities or the Excluded Assets; (b) the nonfulfillment of any covenant, undertaking, agreement or other obligation of Seller or any other party (other than Buyer or Parent) under this Agreement or any Schedule hereto; (c) any inaccuracy of any representation of Seller or any other party (other than Buyer or Parent) in this Agreement or any Schedule hereto; (d) the breach of any warranty or covenant of Seller or any other party (other than Buyer or Parent) in this Agreement or any Schedule hereto; (e) any and all environmental liabilities relating to the Assets incurred prior to the Closing Date; (f) any failure of Seller to comply with the laws of any jurisdiction relating to bulk transfers that may apply in connection with the sale and transfer of the Assets to Buyer; (g) any and all liabilities for Taxes (including the obligation to contribute to the payment of a tax determined on a consolidated, combined, or unitary basis with respect to a group of corporations that includes or included Seller) of Seller or its respective affiliates for all taxable periods or portions thereof ending on or before the Closing Date; (h) any and all liabilities for Taxes of any person under Treas. Reg. Section 1.1502-6(a) (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise; or (i) any and all gains, transfer, sales, use, bulk sales, recording, registration, documentary, stamp, and other Taxes that may result from, or be incurred in connection with the transactions contemplated by this Agreement (“Conveyance Taxes”). “Losses” as used in this Article X is not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims. Payment is not a condition precedent to recovery of indemnification for Losses. Notwithstanding the foregoing, Seller shall not be liable for indemnification hereunder until the aggregate Losses incurred by Parent or Buyer exceed $200,000, and Seller shall only be liable for the amount of such excess. The maximum liability of Seller to Parent and Buyer for Losses hereunder shall be $4,000,000.
      10.2     Indemnification by Buyer. Subject to the provisions of this Article X, Buyer and Parent agree to indemnify, defend and hold Seller and its affiliates, parents, stockholders, subsidiaries, officers, directors, members, managers, employees, agents, successors and assigns, (such indemnified persons are collectively hereinafter referred to as “Seller Indemnified Persons”), harmless from and against any and all Losses that any Seller Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the use of the Assets after the Closing Date; (b) the nonfulfillment of any covenant, undertaking, agreement or other obligation of Buyer under this Agreement or any Schedule hereto; (c) any inaccuracy of any representation of Buyer in this Agreement or any Schedule hereto; (d) the breach of any warranty or covenant of Buyer in this Agreement or any Schedule hereto; (e) any and all environmental liabilities relating to the Assets incurred after the Closing Date; or (f) liabilities for Taxes of Buyer for all taxable periods or portions thereof ending on or after the Closing Date. Notwithstanding the foregoing, Buyer shall not be liable for indemnification hereunder until the aggregate Losses incurred by Seller exceed $200,000, and Buyer shall only be liable for the amount of such excess. The maximum liability of Parent and Buyer to Seller for Losses hereunder shall be $4,000,000.
      10.3     Survival of Representations, Warranties and Covenants. The several representations, warranties and covenants contained in this Agreement and Buyer Indemnified Persons’ right to indemnity in accordance with this Article VII shall survive the Closing Date and shall remain in full force and effect for 12 months thereafter, at which time all such claims shall terminate except such claims notice of which has been given to Seller prior to the expiration of such 12-month period; provided, however, that the representations and warranties (and related right to indemnity) set forth in Sections 4.1, 4.2, 4.6(a), 5.1 and 5.2 shall survive indefinitely, and the representations and warranties (and related right to indemnity) set forth in Sections 4.11 and 4.12 shall survive for the length of the applicable statute of limitations.
      10.4     Notice and Opportunity to Defend. If a claim for Losses (a “Claim”) is to be made by any Buyer Indemnified Person or Seller Indemnified Person (any such indemnified person, hereinafter a “Claimant”) seeking indemnification hereunder, such Claimant shall notify the indemnifying party or parties (any such indemnifying party, a “Respondent”) promptly. If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, Claimant shall give Respondent written notice of such claim or the commencement of such action or proceeding as provided above. Delay or failure to so notify Respondent shall only relieve Respondent of its obligation to the extent, if at all, that Respondent is prejudiced by reason of such delay or failure. Respondent shall have a period of 30 days within which to respond thereto. If Respondent accepts responsibility or does not respond within such 30 day period, then Respondent shall be obligated to compromise or defend, at its own expense and by counsel chosen by Respondent, which counsel shall be acceptable to such Buyer Indemnified Person or Seller Indemnified Person, as the case may be, such matter, and Respondent shall provide Claimant with such assurances as may be reasonably required by Claimant to assure that Respondent will assume and be responsible for the entire liability at issue, subject to the limitations set forth in Sections 10.3 and 10.4 hereof. If Respondent fails to assume the defense of such matter within said 30 day period, Claimant will (upon delivering notice to such effect to Respondent) have the right to undertake, at Respondent’s cost and expense, the defense, compromise or settlement of such matter on behalf of such Claimant. The Claimant agrees to cooperate with Respondent and its counsel in the defense against any such asserted liability. In any event, Claimant shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by Respondent shall require the prior written consent of Claimant, which consent will not be unreasonably withheld and in the event Claimant defends any such asserted liability, then any compromise of such asserted liability by Claimant shall require the prior written consent of Respondent, which consent shall not be unreasonably withheld.

      10.5     Remedies Exclusive. The remedies conferred by this Article X are intended to be exclusive of and shall supersede any other remedy available under law or at equity.
      10.6     Right of Setoff. Upon notice to Seller specifying in reasonable detail the basis therefore, Buyer shall first set off any amount to which it may be entitled under this Article X against amounts otherwise payable to Seller under the Purchase Note, prior to making a claim for payment pursuant to Section 10.1. The exercise of such right of setoff by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under any instrument deferring the rights of the Parties. The exercise of such right of setoff will not constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.
      10.7     Settlement of Disputes.
      (a) Arbitration. All disputes with respect to any claim for indemnification under this Article VII and all other disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement shall be submitted to arbitration pursuant to the following procedures:

(i) After a dispute or controversy arises, either party may, in a written notice delivered to the other party, demand such arbitration. Such notice shall include a statement of the matter in controversy;

(ii) Within 30 days after receipt of such demand, an arbitrator shall be chosen by the American Arbitration Association (“AAA”).

(iii) The arbitration hearing shall be held within 30 days of appointment of the arbitrator in Dallas, Texas, at a location designated by the arbitrator. The Commercial Arbitration Rules of the AAA shall be used and the substantive laws of the State of Texas (excluding conflict of laws provisions) shall apply;

(iv) An award rendered by the arbitrator appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding, shall deal with the question of costs of the arbitration and all related matters, shall not award punitive damages, and judgment on such award may be entered by either party in a court of competent jurisdiction; and

(v) Except as set forth in subsection (b) below, the parties stipulate that the provisions of this Section 10.6 shall be a complete defense to any suit, action or proceeding instituted in any federal, state, or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.
      (b) Emergency Relief. Notwithstanding anything in this Section 10.6 to the contrary, either party may seek emergency relief from a court for any remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.
ARTICLE XI.
Miscellaneous
      11.1     Expenses. Seller and Buyer shall each pay all costs and expenses incurred by it on its behalf, in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their financial consultants, accountants and legal counsel.

      11.2     Notices. All notices, requests, demands and other communications given hereunder (collectively, “Notices”) shall be in writing and delivered personally or by overnight courier to the parties at the following addresses or sent by telecopier or telex, with confirmation received, to the telecopy specified below:
      If to Seller:

WQN, Inc.
14911 Quorum Drive, Suite 140
Dallas, Texas 75254
Attention: Chief Executive Officer
Telecopy No.: 972-980-4453
Telephone No.: 972-361-1980
      With a copy to:

Patton Boggs LLP
2100 Ross Avenue Suite 3000
Dallas, Texas 75201
Attention: Charles Miller, Esq.
Telecopy No.: 214-758-1550
Telephone No.: 214-758-1500
      If to Buyer or Parent:

VOIP, Inc.
12330 S.W. 53rd Street
Suite 712
Ft. Lauderdale, FL 33330
Telecopy No.: 954-434-2877
Telephone No.: 954-434-2000
      With a copy to:

Andrews Kurth LLP
1717 Main Street Suite 2700
Dallas, Texas 75201
Attention: Ronald Brown, Esq.
Telecopy No.: 214-659-4819
Telephone No.: 214-659-4469
      All Notices shall be deemed delivered when actually received if delivered personally or by overnight courier, sent by telecopier or telex (promptly confirmed in writing), addressed as set forth above. Each of the parties shall hereafter notify the other in accordance with this Section 11.2 of any change of address or telecopy number to which notice is required to be mailed.
      11.3     Counterparts. This Agreement may be executed simultaneously in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
      11.4     Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and understandings, whether written or oral, of the parties.
      11.5     Headings. The headings contained in this Agreement and in the Schedules and Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
      11.6     Assignment. This Agreement shall be binding upon the respective successors and assigns of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto.

      11.7     Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas applicable to contracts made in that State, without giving effect to the conflicts of laws principles thereof.
      11.8     No Third-Party Rights. This Agreement is not intended, and shall not be construed, to create any rights in any parties other than Buyer or Seller, and no Person shall assert any rights as third-party beneficiary hereunder.
      11.9     Non-Waiver. The failure in any one or more instances of a party hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.
      11.10     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
      11.11     Incorporation of Exhibits and Schedules. The Exhibits and Schedules hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to “this Agreement” and the words “herein,” “hereof” and words of similar import refer to this Agreement (including its Exhibits and Schedules) as an entirety. In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.
[Signature Page Follows]

      IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the day and year first above written.

WQN, INC.

By:	/s/ B. Michael Adler

Name: B. Michael Adler

Title:	CEO

VOIP, INC.

By:	/s/ Steven Ivester

Name: Steven Ivester

Title:	Chief Executive Officer

VOIP ACQUISITION COMPANY

By:	/s/ Steven Ivester

Name: Steven Ivester

Title:	Chief Executive Officer

DISCLOSURE SCHEDULE

EXHIBIT A
Assignment and Assumption Agreement

Exhibit A — pg. 1

ASSIGNMENT AND ASSUMPTION AGREEMENT
      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of                     , 2005 (the “Agreement”), is made by and between WQN, INC., a Delaware corporation (“Assignor”), and Voip., INC., a Texas corporation (“Assignee”).
RECITALS
      WHEREAS, Assignor desires to sell, assign and transfer to Assignee certain assets of Assignor described below (the “Assets”); and
      WHEREAS, Assignee desires to accept the assignment and transfer of the Assets and to assume certain liabilities of Assignor (the “Assumed Liabilities”).
      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confirmed, Assignor and Assignee agree as follows:

1. Assignment of Rights. Except as limited by the terms of this Section 1, Assignor hereby transfers, conveys and assigns to Assignee all of Assignor’s right, title and interest to the assets described in that certain Asset Purchase Agreement, of even date herewith (the “Asset Purchase Agreement”), by and between Assignor and Assignee.

2. Assumption of Liabilities. Assignee hereby undertakes and agrees to, pay, perform and/or discharge when due all liabilities and obligations set forth on Exhibit A hereto. Such liabilities and obligations do not include any Excluded Liabilities (as defined in the Asset Purchase Agreement).

3. Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the domestic, internal laws of the State of Texas without regard to its rules of conflict of laws.

4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5. Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

Exhibit A — pg. 2

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

ASSIGNOR:

WQN, INC.

By:

Name:

Title:

ASSIGNEE:

VOIP, INC.

By:

Name:

Title:

Exhibit A — pg. 3

EXHIBIT B
Secured Convertible Promissory Note

Exhibit B — pg. 1

UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VOIP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.
CONVERTIBLE NOTE
      FOR VALUE RECEIVED, VOIP, INC., a Texas corporation (hereinafter called “Borrower”), hereby promises to pay to WQN, Inc., 14911 Quorum Drive, Suite 140, Dallas, Texas 75254 (the “Holder”) or its registered assigns or successors in interest or order, without demand, the sum of Three Million Seven Hundred Thousand Dollars ($3,700,000) (the “Principal Amount”), with simple and unpaid interest, beginning from and after the date that is 90 days after the date of this Note, at a rate of 6% thereon, on August      , 200     (the “Maturity Date”), if not sooner paid.
      This Note has been entered into pursuant to the terms of an asset purchase agreement, dated of even date herewith (the “Asset Purchase Agreement”), between the Borrower and the Holder and shall be governed by the terms of such Asset Purchase Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Asset Purchase Agreement. The following terms shall apply to this Note:
ARTICLE I
Interest; Amortization
      1.1     Minimum Monthly Principal Payments. Amortizing payments of the outstanding Principal Amount and interest on this Note shall commence on the one hundred twentieth (120th) day after the date of this Note and on the same day of each month thereafter (each a “Repayment Date”) until the Principal Amount has been repaid in full, whether by the payment of cash or by the conversion of such principal and accrued interest into (a) shares of Series A Preferred Stock, par value $0.001 per share (the “Preferred Stock”), if the Borrower has filed a Certificate of Designation establishing a series of Preferred Stock, or (b) shares of common stock, par value $0.001 per share (the “Common Stock”), if the Borrower has not filed a Certificate of Designation establishing a series of Preferred Stock, in each case pursuant to the terms hereof. Subject to Article II below, on each Repayment Date, the Borrower shall make payments to the Holder in the amount of 8.33% of the initial Principal Amount, together with interest accrued on such portion of the initial Principal Amount and any other amounts which are then owing under this Note that have not been paid (collectively, the “Monthly Amount”). Payments made by the Holder or Borrower pursuant to Article II shall be applied first against accrued interest on the Principal Amount and then to Principal Amounts of not yet due Monthly Amounts, commencing with the Monthly Amount next payable and then Monthly Amounts thereafter in chronological order. Any Principal Amount, interest and any other sum arising under the Asset Purchase Agreement and any agreements entered into in connection therewith (the “Transaction Documents”) that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.
      1.2     Default Interest Rate. Following the occurrence and during the pendency of an Event of Default (as defined in Article IV), which, if susceptible to cure is not cured within twenty (20) days, otherwise then from the first date of such occurrence, the annual interest rate on this Note shall (subject to Section 6.7) automatically be twelve percent (12%), and all outstanding obligations under this Note shall accrue interest from the date of such Event of Default at such interest rate applicable to such obligations until such Event of Default is cured or waived.

Exhibit B — pg. 2

ARTICLE II
Conversion Rights
      2.1     Holder’s Optional Conversion Rights. The Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with interest and fees due hereon, and any sum arising under the Transaction Documents, (a) into shares of Preferred Stock if the Borrower has filed a Certificate of Designation establishing a series of Preferred Stock, or (b) into shares of Common Stock, if the Borrower has not filed a Certificate of Designation establishing a series of Preferred Stock (in each case, the “Conversion Shares”), subject to the terms and conditions set forth in this Article II. If this Note is converted into shares of Preferred Stock, the number of shares of Preferred Stock into which this Note shall be converted shall be equal to (i) the sum of (x) the principal amount due under this Note, and (y) the amount of accrued but unpaid interest thereon, (ii) divided by ten (10) (the number derived by dividing the amount in clause (i) by the amount in clause (ii) being referred to as the “Conversion Amount”). If this Note is converted into Common Stock, the number of shares of Common Stock into which this Note shall be converted shall be equal to the product of (A) the Conversion Amount, and (B) 9.43, subject to adjustment pursuant to Section 7.14 of the Asset Purchase Agreement (in each case, the number derived pursuant to clauses (i) and (ii) or (A) and (B), is referred to as the “Fixed Conversion Price”) as the same may be adjusted pursuant to this Note. The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 2.3.
      2.2     Automatic Conversion. This Note shall be automatically converted, without any further action on the part of Holder, at such time as Borrower shall have filed the Articles of Amendment to the Articles of Incorporation attached as Exhibit A hereto, and the Certificate of Designation establishing the Series A Convertible Preferred Stock attached as Exhibit B hereto, with the Secretary of State of the State of Texas, having the relative rights and preferences as set forth therein.
      2.3     Mechanics of Holder’s Conversion. In the event that the Holder elects to convert any amounts outstanding under this Note into Conversion Shares, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (a “Notice of Conversion”) to the Borrower, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and amounts being converted. The original Note is not required to be surrendered to the Borrower until all sums due under the Note have been paid. On each Conversion Date and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a “Conversion Date.” A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit C. Upon delivery of a Notice of Conversion in proper form, the Principal Amount and interest covered by such Notice of Conversion shall be deemed to be converted for all purposes, without further action required on the part of the Holder or Borrower.
      2.4     Conversion Price Adjustments. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding (the Fixed Conversion Price, as adjusted as provided herein being referred to as the “Conversion Price”), as follows:

(a) Merger, Sale of Assets, etc. If Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section 2.4 shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

Exhibit B — pg. 3

(b) Reclassification, etc. If Borrower at any time shall, by reclassification or otherwise, change the Preferred Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Preferred Stock immediately prior to such reclassification or other change.

(c) Stock Splits, Combinations and Dividends. If the shares of Preferred Stock are subdivided or combined into a greater or smaller number of shares of Preferred Stock, or if a dividend is paid on the Preferred Stock in shares of Preferred Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Preferred Stock outstanding immediately after such event bears to the total number of shares of Preferred Stock outstanding immediately prior to such event.
      2.5     Adjustments to Conversion Price for Diluting Issues.
      (a) Special Definitions. For purposes of this Section 2.5, the following definitions shall apply:

(i) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined below), excluding rights or options granted to employees, directors or consultants of the Company pursuant to an option plan adopted by the Board of Directors of Borrower to acquire up to that number of shares of Common Stock as is equal to fifteen (15%) percent of the Common Stock outstanding (provided that, for purposes of this Subsection 2.5(a)(i), all shares of Common Stock issuable upon (A) exercise of options granted or available for grant under plans approved by the Board of Directors, (B) conversion of shares of Preferred Stock, or (C) conversion of Preferred Stock issuable upon conversion or exchange of any Convertible Security, shall be deemed to be outstanding).

(ii) “Original Issue Date” shall mean the date of this Note.

(iii) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(iv) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 2.5(c) below, deemed to be issued) by the Company after the Original Issue Date and other than shares of Common Stock issued or issuable:

(A) as a dividend or distribution on the Preferred Stock;

(B) by reason of a dividend, stock split, split up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause (A);

(C) upon the exercise of options excluded from the definition of “Option” in Section 2.5(a)(i); or

(D) upon conversion of shares of the Preferred Stock.

(v) “Rights to Acquire Common Stock” (or “Rights”) shall mean all rights issued by Borrower to acquire common stock whatever by exercise of a warrant, option or similar call or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance.
      (b) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Preferred Stock is convertible shall be made, by adjustment in the Conversion Price thereof unless the consideration per share (determined pursuant to Section 2.5(e) below for an Additional Share of Common Stock issued or deemed to be issued by Borrower is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such additional shares.

Exhibit B — pg. 4

      (c) Issue of Securities Deemed Issue of Additional Shares of Common Stock. If Borrower at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or other Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.5(e) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(i) No further adjustment in the Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Rights or conversion or exchange of such Convertible Securities;

(ii) Upon the expiration or termination of any unexercised Option or Right, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Right shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price; and

(iii) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security, including, but not limited to, a change resulting from the anti dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment that was made upon the issuance of such Option, Right or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option, Right or Convertible Security.
      (d) Adjustment of Conversion Price upon Issuance of Additional Shares of Common Stock. If Borrower shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.5(c), but excluding shares issued as a dividend or distribution or upon a stock split or combination as provided in Section 2.4(c)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately after such issue plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Rate; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue.
      (e) Determination of Consideration. For purposes of this Section 2.5(e), the consideration received by Borrower for the issue of any Additional Shares of Common Stock shall be computed as follows:

(i) Cash and Property: Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate of cash received by Borrower, excluding amounts paid or payable for accrued interest or accrued dividends;

(B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of Borrower for consideration which covers both, be the proportion of such

Exhibit B — pg. 5

consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

(ii) Options, Rights and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 2.5(c), relating to Options, Rights and Convertible Securities, shall be determined by dividing

(a) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options, Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by

(b) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
      2.6     Statement of Adjustment. Whenever the Conversion Price is adjusted pursuant to Sections 2.4(a) or 2.5 or any Transaction Document, Borrower shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.
      2.7     Reservation. During the period the conversion right exists, Borrower will reserve from its authorized and unissued Preferred Stock and Common Stock not less than one hundred percent (100%) of the number of shares to provide for the issuance of the Conversion Shares upon the full conversion of this Note. Borrower represents that upon issuance, such Conversion Shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Preferred Stock upon the conversion of this Note.
      2.8     Issuance of Replacement Note. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Borrower to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid, provided Holder has surrendered an original Note to the Company. In the event that the Holder elects not to surrender a Note for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Borrower against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.
ARTICLE III
Events of Default; Remedies
      3.1     Events of Default. The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make the Principal Amount and interest then remaining unpaid thereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

(a) Borrower should fail for any reason or for no reason to make any payment of the Principal Amount of, interest on or other charges in respect of this Note, within three (3) days of the date the same shall become due and payable (whether on an installment, a Repayment Date or the Maturity Date or by acceleration or otherwise);

(b) Borrower shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Note, or any Transaction Document, or any other note issued, or shall hereinafter be issued to the Holder or its affiliates, which is not cured within the time prescribed or if no time is prescribed, within ten (10) days after written notice to Borrower; or

Exhibit B — pg. 6

(c) Borrower or any subsidiary of Borrower shall commence, or there shall be commenced against Borrower or any subsidiary of Borrower under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Borrower or any subsidiary of Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or any subsidiary of Borrower or there is commenced against Borrower or any subsidiary of Borrower any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty-one (61) days; or Borrower or any subsidiary of Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Borrower or any subsidiary of Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or Borrower or any subsidiary of Borrower makes a general assignment for the benefit of creditors; or Borrower or any subsidiary of Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Borrower or any subsidiary of Borrower shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Borrower or any subsidiary of Borrower for the purpose of effecting any of the foregoing.
      3.2     Remedies. Upon an Event of Default (as defined above), the entire Principal Amount and accrued interest outstanding under this Note, and all other obligations of Borrower under this Note, shall be immediately due and payable without any action on the part of the Holder, interest shall accrue on the unpaid Principal Amount at twelve percent (12%) per year or the highest rate permitted by applicable law, if lower, and the Holder shall be entitled to seek and institute any and all remedies available to it.
ARTICLE IV
Miscellaneous
      4.1     Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.
      4.2     Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (x) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (y) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: VoIP, Inc., 12330 SW53 Street, Suite 712, Fort Lauderdale, Florida 33330, Attn: Steven Ivester, President and CEO, telecopier: (954) 434-2877, with a copy by telecopier only to: Ronald L. Brown, Esq., Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201, telecopier: (214) 659-4819, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note.
      4.3     Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

Exhibit B — pg. 7

      4.4     Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.
      4.5     Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.
      4.6     Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Texas or in the federal courts located in the state of Texas. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.
      4.7     Maximum Interest Rate. In no event shall any agreed to or actual interest charged, reserved or taken by the Holder as consideration for this Note exceed the limits imposed by applicable law. In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Holder in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Holder’s receipt thereof, with the same force and effect as though Borrower had specifically designated such extra sums to be so applied to principal and the Holder had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.
      4.8     Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.
      4.9     Redemption. This Note may not be redeemed or called without the consent of the Holder except as described in this Note.
      4.10     Stockholder Status. The Holder shall not have rights as a stockholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have the rights of a stockholder of the Borrower with respect to the Shares of Preferred Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.
      4.11     Security. This Note is secured by that certain Security Agreement, of even date herewith, between Borrower and the Holder.
[Signature page follows]

Exhibit B — pg. 8

      IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the                     day of                     , 2005.

VOIP, INC.

By:

Name:

Title:

Witness:

Exhibit B — pg. 9

Exhibit A

Exhibit B — pg. 10

Exhibit B

Exhibit B — pg. 11

Exhibit C
NOTICE OF CONVERSION
      (To be executed by the Registered Holder in order to convert the Note)
      The undersigned hereby elects to convert $          of the principal and $          of the interest due on the Note issued by VoIP, Inc. on                     , 2005 into Shares of Preferred Stock of VoIP, Inc. according to the conditions set forth in such Note, as of the date written below.
Date of Conversion:

Conversion Price:

Number of Shares of Preferred Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Preferred Stock of VoIP, Inc.
Shares To Be Delivered:

Signature:

Print Name:

Address:

Exhibit B — pg. 12

EXHIBIT C
Parent and Buyer Security Agreement
See Exhibit 10.3 to Form 8-K

Exhibit C — Pg. 1

EXHIBIT D
Stock Purchase Warrant

Exhibit D — Pg. 1

      THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VOIP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase 5,000,000 shares of Common Stock of VoIP, Inc. (subject to adjustment as provided herein)
COMMON STOCK PURCHASE WARRANT
Issue Date:                    ,2005
No.
      VOIP, INC., a corporation organized under the laws of the State of Texas (the “Company”), hereby certifies that, for value received, WQN, Inc., 14911 Quorum Drive, Suite 140, Dallas, Texas 75201, or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until August 1, 2010 (the “Expiration Date”), up to 5,000,000 fully paid and nonassessable shares of Common Stock at a per share purchase price of $0.001. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the “Purchase Price.” The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain asset purchase agreement (the “Asset Purchase Agreement”), of even date herewith, entered into by the Company and Holder.
      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term “Company” shall include VoIP, Inc. and any corporation which shall succeed or assume the obligations of VoIP, Inc. hereunder.

(b) The term “Common Stock” includes (a) the Company’s common stock, $.001 par value per share (the “Common Stock”), as authorized on the date hereof, and (b) any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

(d) The term “Warrant Shares” shall mean the Common Stock issuable upon exercise of this Warrant.
      1.     Exercise of Warrant.
      1.1. Number of Shares Issuable upon Exercise. From and after the date hereof, through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of Subsection 1.2 or upon exercise of this Warrant in part in accordance with Subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.
      1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and surrender of the original Warrant within four (4) days of exercise, to the

Exhibit D — Pg. 2

Company at its principal office or at the office of its Warrant Agent (as hereinafter defined), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.
      1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.
      1.4. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.
      1.5. Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within four (4) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.
      1.6. Cashless Exercise.
      (a) At the option of the Holder, exercise of this Warrant may be made in whole or part by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock determined as provided herein.
      (b) If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X	=	Y (A - B)

A
      Where X = the number of shares of Common Stock to be issued to the holder

Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

Exhibit D — Pg. 3

A =	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B =	Purchase Price (as adjusted to the date of such calculation)
      (c) “Fair Market Value” shall mean the closing or last sale price, respectively, reported for the last business day immediately preceding the date of exercise on the Company’s principal trading market.
      2. Adjustment for Reorganization, Consolidation, Merger, etc.
      2.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 2.3 and Section 3.
      2.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this Section 2 to a bank or trust company (a “Trustee”) having its principal office in New York, NY, as trustee for the Holder of the Warrants.
      2.3. Adjustments to Purchase Price for Diluting Issues.
      (a) Special Definitions. For purposes of this Section 2.3, the following definitions shall apply:

(i) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined below), excluding rights or options granted to employees, directors or consultants of the Company pursuant to an option plan adopted by the Board of Directors of the Company to acquire up to that number of shares of Common Stock as is equal to fifteen (15%) percent of the Common Stock outstanding (provided that, for purposes of this Subsection 2.3(a)(i), all shares of Common Stock issuable upon (A) exercise of options granted or available for grant under plans approved by the Board of Directors, (B) conversion of shares of Preferred Stock, or (C) conversion of Preferred Stock issuable upon conversion or exchange of any Convertible Security, shall be deemed to be outstanding).

(ii) “Original Issue Date” shall mean the date of this Warrant.

(iii) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(iv) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 2.3(c) below, deemed to be issued) by the Company after the Original Issue Date and other than shares of Common Stock issued or issuable:

(A) as a dividend or distribution on the Preferred Stock;

(B) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause (A);

(C) upon the exercise of options excluded from the definition of “Option” in Section 2.3(a)(i); or

(D) upon conversion of shares of the Preferred Stock.

Exhibit D — Pg. 4

(iv) “Rights to Acquire Common Stock” (or “Rights”) shall mean all rights issued by the Company to acquire common stock whatever by exercise of a warrant, option or similar call or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance.
      (b) No Adjustment of Conversion Rate. No adjustment in the number of shares of Common Stock into which this Warrant is exercisable shall be made, by adjustment in the Purchase Price thereof unless the consideration per share (determined pursuant to Section 2.3(e) below for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the applicable Purchase Price in effect on the date of, and immediately prior to, the issue of such additional shares.
      (c) Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or other Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2.3(e) hereof) of such Additional Shares of Common Stock would be less than the applicable Purchase Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(i) No further adjustment in the Purchase Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Rights or conversion or exchange of such Convertible Securities;

(ii) Upon the expiration or termination of any unexercised Option or Right, the Purchase Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Right shall not be deemed issued for the purposes of any subsequent adjustment of the Purchase Price; and

(iii) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Purchase Price then in effect shall forthwith be readjusted to such Purchase Price as would have obtained had the adjustment that was made upon the issuance of such Option, Right or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option, Right or Convertible Security.
      (d) Adjustment of Purchase Price upon Issuance of Additional Shares of Common Stock. If the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.3(c), but excluding shares issued as a dividend or distribution or upon a stock split or combination as provided in Section 3), without consideration or for a consideration per share less than the applicable Purchase Price in effect on the date of and immediately prior to such issue, then and in such event, such Purchase Price shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying such Purchase Price by a fraction, (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately after such issue plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Rate; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue.

Exhibit D — Pg. 5

      (e) Determination of Consideration. For purposes of this Section 2.3(e), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

(i) Cash and Property: Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

(B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

(ii) Options, Rights and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.3(c), relating to Options, Rights and Convertible Securities, shall be determined by dividing,

(A) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options, Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by

(B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
      2.4.     No Adjustment Below Par Value. Notwithstanding anything in this Warrant to the contrary, no adjustment shall be made to the Purchase Price if the Purchase Price resulting from such adjustment reduces the Purchase Price to an amount less than the par value of the Common Stock.
      3.     Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 3) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 3) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.
      4.     Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company, at its expense, will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or

Exhibit D — Pg. 6

sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant.
      5.     Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.
      6.     Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered Holder hereof (a “Transferor”). On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company at Transferor’s expense but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.
      7.     Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.
      8.     Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.
      9.     Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (x) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (y) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: VoIP, Inc., 12330 SW53 Street, Suite 712, Fort Lauderdale, Florida 33330, Attn: Steven Ivester, President and CEO, telecopier: (954) 434-2877, with a copy by telecopier only to: Ronald L. Brown, Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201, telecopier: (214) 659-4819, (ii) if to the Holder, to the address and telecopier number listed on the first paragraph of this Warrant.
      10.     Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of Texas. Any dispute relating to this Warrant shall be adjudicated in Dallas County in the State of Texas. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Exhibit D — Pg. 7

      IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

VOIP, INC.

By:

Name:

Title:

Witness:

Exhibit D — Pg. 8

Exhibit A
FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)
TO: VOIP, INC.
The undersigned, pursuant to the provisions set forth in the attached Warrant (No.                     ), hereby irrevocably elects to purchase (check applicable box):
                                                      shares of the Common Stock covered by such Warrant; or
                               the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.
The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $                    . Such payment takes the form of (check applicable box or boxes):
                       $                               in lawful money of the United States; and/or
                              the cancellation of such portion of the attached Warrant as is exercisable for a total of shares of Common Stock (using a Fair Market Value of $                     per share for purposes of this calculation); and/or
                              the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.
The undersigned requests that the certificates for such shares be issued in the name of, and delivered to                                                                     whose address is

[Number of Shares of Common Stock Beneficially Owned on the date of exercise: Less than five percent (5%) of the outstanding Common Stock of VoIP, Inc.]

Exhibit D — Pg. 9

      The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated:
(Signature must conform to name of holder
as specified on the face of the Warrant)

(Address)

Exhibit D — Pg. 10

Exhibit B
FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)
      For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of VOIP, INC. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of VOIP, INC. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated: __________________________________,	______________________________________________ (Signature must conform to name of holder as specified on the face of the warrant)
Signed in the presence of:

(Address)
ACCEPTED AND AGREED:

[TRANSFEREE]

_______________________________________________ (Address)

Exhibit D — Pg. 11

EXHIBIT E
Bridge Note
See Exhibit 10.1 to Form 8-K

Exhibit E — Pg. 1

EXHIBIT F
Bridge Warrant
See Exhibit 10.2 to Form 8-K

Exhibit F — Pg. 1

Appendix B
July 26, 2005
The Board of Directors
WQN, Inc.
14911 Quorum Drive, Suite 140
Dallas, Texas 75254
Dear Sirs:
      Ladenburg Thalmann & Co. Inc. (“Ladenburg”) understands subject to the terms, conditions of the Asset Purchase Agreement (the “Agreement”), dated July 15, 2005, by and among WQN, Inc. (“Seller”), a Delaware corporation, VOIP, Inc. (“Parent”), a Texas corporation and VOIP Acquisition Company (“Buyer”), a Delaware corporation, Seller desires to sell certain of Seller’s assets and properties, including all rights and interest associated with Seller’s Voice-Over-Internet Protocol business (“VOIP Business”), and Parent and Buyer desire to purchase from Seller, such assets, properties, rights, interest in connection therewith Seller’s VOIP Business, Buyer will assume certain liabilities of Seller, (such transaction being hereinafter referred to as the “Proposed Transaction”), all assets and properties used by Seller and its subsidiary WQN Mercury, Inc., in its VOIP Business, including all rights and interest associated, therewith, other then the Excluded Assets (as defined below) and without limiting the generality of the foregoing shall expressly include the following assets, properties, rights, interest of Seller (collectively the “Assets”). The Assets specifically excluded: (i) all cash, cash equivalents and short-term investments in excess of $1.0 million; (ii) interest in Seller in Cross Country hedge fund; (iii) interest of Seller in Seaview Capital SBIC Mezzanine Fund; (iii) promissory note issued to Seller in connection with its sale of indiaonline.com, Inc.; and (iv) other such Excluded Assets as defined in the Agreement (the “Excluded Assets”.) All capitalized terms not defined are assumed to have the same meaning as defined in the Agreement.
      In connection with the Proposed Transaction, Buyer shall assume the liabilities of Seller as set forth in the Agreement (the “Liabilities”). The Liabilities specifically exclude: (i) all Liabilities arising out of or related to any of the Excluded Assets; (ii) all Liabilities in respect of any Tax relating to Seller, Seller’s VOIP Business or the Assets attributable to any period or portion thereof ending on or before the Closing Date, including Conveyance Taxes, imposed on, or accruing as a result of, the Proposed Transaction; and (iii) other such Excluded Liabilities as defined in the Agreement (the “Excluded Liabilities”.)
      We further understand that the consideration for the Assets and the assumption of the Liabilities consists of the following: (i) Parent’s Secured Convertible Promissory Note, in the principal amount of $3.7 million; (ii) Parents and Buyer Security Agreement; (iii) 1,250,000 shares of Parent’s restricted common stock, par value $0.001 per share (with registration rights); (iv) Stock Purchase Warrant to acquire 5,000,000 shares of Parent Common Stock (with registration rights) (collectively “Purchase Price”).
      Moreover, we understand that upon the execution of the Agreement, Seller shall loan to Parent the sum of $1.0 million, under the terms of the Bridge Note (the “Bridge Note”). Such Bridge Note provides for monthly interest only for 12 months at 6.0%. In addition, Parent will issue to Seller a Stock Purchase Warrant upon execution of the Agreement, proving for the right to purchase 625,000 shares of Parent Common Stock for an exercise price of $1.60 per share. If the Proposed Transaction fails to close due to the termination of the Agreement by Seller, the Bridge Note will mature in 12 months, repayable at the option of Parent in Parent Common Stock at the rate of $0.80 per share. If the Proposed Transaction closes, the Bridge Note and Warrant will be cancelled and replaced by the Buyer’s receipt of the cash portion of the Assets. For purposes of clarity, this Opinion does not address the fairness, from a financial point of view, to the Seller and its common stockholders, the merits or value of the Bridge Note.
      The market value of the Parent’s restricted common stock is subject to market fluctuation based on the price and trading volume of the Parent’s common stock. Accordingly, the market value of the shares of the Parent’s common stock to be received by the Seller may vary significantly. Ladenburg is not expressing an opinion regarding the price or trading volume at which the shares of the Parent’s common stock may trade at the time of consummation of the Proposed Transaction or at any future time.
      You have requested the opinion (“Opinion”) of Ladenburg, as investment bankers, as to whether the consideration to be paid by the Buyer to the Seller in connection with the Proposed Transaction is fair, from a financial point of view, to the common stockholders of Seller. Ladenburg has not been requested to opine as to, and this Opinion does not in any manner address, and shall not be construed as addressing, the Seller’s underlying business decision to proceed with the Proposed Transaction, the relative merits of the Proposed Transaction as compared to any alternative business strategies that might exist for the Seller, the tax consequences of the Proposed Transaction, or the fairness of any of the other terms of the Proposed Transaction. In arriving at its opinion, Ladenburg has: (a) reviewed the draft Agreement dated July 18, 2005; (b) reviewed the unaudited income statement and balance sheet for Seller, for the three month period ended March 31, 2005; (c) reviewed the forecasted, unaudited income statement of the Seller for the periods ended December 31, 2005; (d) reviewed certain other historical, operating and financial information and projections, provided to us by the management of the Seller relating to its business prospects; (e) spoke with certain members of senior management of the Seller to discuss its business and operations, financial condition and future prospects; (f) visited and toured the Buyer’s headquarters; (g) compared the results of operations of the Seller with those of certain companies which we deemed to be reasonably comparable to the Seller; (h) reviewed the financial terms, to the extent publicly available, of certain comparable transactions which we deemed reasonably compared to the Proposed Transaction; and, (i) conducted such other analyses and examinations and considered such other financial, economic and market criteria as Ladenburg deemed necessary in arriving at its Opinion.
      In rendering this Opinion, Ladenburg has assumed and relied upon, without independent verification or investigation, the accuracy and completeness of all financial and other information publicly available or provided to or discussed with it by the Seller and their respective employees, representatives and affiliates. Ladenburg did not undertake an appraisal of any of the individual assets or liabilities (contingent or otherwise) of the Buyer or Parent or the Seller. With respect to financial forecasts and other information provided to or otherwise discussed with Ladenburg and prepared by the senior management of the Seller with respect to the expected future financial condition and performance, Ladenburg assumed that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of such senior management. With respect to all legal matters pertaining to the Proposed Transaction, we have relied on the advice of counsel to the Seller. Ladenburg’s Opinion expressed herein is necessarily based upon general financial, economic, stock market and other conditions and circumstances existing and disclosed as of the date hereof.
      Ladenburg is rendering this Opinion to the Board of Directors of the Seller in connection with the Proposed Transaction and will receive a fee for its services and reimbursed expenses. In the ordinary course of business, Ladenburg and its affiliates may actively trade securities of the Seller for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.
      The Opinion expressed herein is strictly for the use of the Board of Directors of the Company. Neither this Opinion nor any copies or excerpts therefrom may be publicly distributed or disclosed to any third person, firm or corporation without the express prior written consent of Ladenburg, except that the Opinion may be embodied in Securities and Exchange Commission disclosure documents including a proxy statement with respect to the Proposed Transaction; provided, however that the description of Ladenburg, the Opinion and related matters shall be subject to the prior review of Ladenburg and its counsel. This Opinion does not constitute a recommendation to the Board of Directors of the Seller in connection with the Proposed Transaction and does not constitute a recommendation to any stockholder of the Seller as to how such stockholder should vote on any matters relating to the Proposed Transaction. No other person may rely on this Opinion without the prior written consent of Ladenburg.
      Based upon and subject to the foregoing and other factors it deemed relevant, Ladenburg is of the opinion that, as of the date hereof, the Purchase Price to be paid by the Buyer to the Seller in connection with the Proposed Transaction is fair, from a financial point of view, to the common stockholders of the Seller.
Respectfully submitted,
Ladenburg Thalmann & Co. Inc.

Appendix C
WQN SEC Filings

C-1

Appendix D
VoIP SEC Filings

D-1

Appendix E
WORLDQUEST NETWORKS, INC.
2002 STOCK OPTION PLAN
      1. Purposes of the Plan. The purposes of this 2002 Stock Option Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.
      Options granted under the Plan are Nonstatutory Stock Options.
      2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(f) “Common Stock” means the common stock of the Company.

(g) “Company” means WORLDQUEST NETWORKS, INC., a Delaware corporation.

(h) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(i) “Director” means a member of the Board.

(j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(n) “Inside Director” means a Director who is an Employee.

(o) “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option under section 422 of the Code.

(p) “Notice of Grant” means a written or electronic notice evidencing certain times and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

(q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r) “Option” means a stock option granted pursuant to the Plan.

(s) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(t) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(u) “Optioned Stock” means the Common Stock subject to an Option.

(v) “Optionee” means the holder of an outstanding Option granted under the Plan.

(w) “Outside Director” means a Director who is not an Employee.

(x) “Plan” means this 2002 Stock Option Plan.

(y) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(z) “Section 16(b) “means Section 16(b) of the Exchange Act.

(aa) “Service Provider” means an Employee, Director or Consultant.

(bb) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(cc) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
      3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 750,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable without having been exercised in full,or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

      4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

(vii) to institute an Option Exchange Program;

(viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x) to modify or amend each Option (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.
      5. Eligibility. Only Nonstatutory Stock Options may be granted to Service Providers.
      6. Limitations.
      (a) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without Cause.
      (b) The following limitations shall apply to grants of Options:

(i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 750,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 750,000 Shares, which shall not count against the limit, set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

(iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.
      7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.
      8. Term of Option. The term of each Option shall be stated in the Option Agreement. In no event shall the term exceed ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement.
      9. Option Exercise Price and Consideration.
      (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be the Fair Market Value per Share on the date of grant.

(ii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.
      (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

      (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) a fully recourse promissory note bearing a rate of interest that in the judgement of the Company’s independent public accountants does not trigger adverse financial accounting consequences to the Company.

(iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) any combination of the foregoing methods of payment; or

(vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
      10. Exercise of Option.
      (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.
      An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.
      Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
      (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may, but only within such period of time as is specified in the Option Agreement, and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Option is vested on the date of termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
      (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
      (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.
      11. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.
      12. Formula Option Grants to Outside Directors. Outside Directors shall be granted Options in accordance with the following provisions:

(a) Except as otherwise provided herein, such Options shall be subject to the other terms and conditions of the Plan.

(b) Except as provided in subsection (d) below, each person who first becomes an Outside Director on or after the date this Plan is adopted by the Board, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy shall be automatically granted an Option to purchase up to 25,000 Shares (the “First Option”) on the date he or she first becomes an Outside Director; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

(c) Except as provided in subsection (d) below, each Outside Director shall be automatically granted an Option to purchase up to 10,000 Shares (a “Subsequent Option”) following each annual meeting of the stockholders of the Company occurring after January 1, 2002, if immediately after such meeting, he or she shall continue to serve on the Board and shall have served on the Board for at least the preceding six (6) months.

(d) Notwithstanding the provisions of subsections (b) and (c) hereof, any exercise of an Option granted before the Company has obtained stockholder approval of the Plan in accordance with Section 19 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 19 hereof.

(e) The terms of each First Option granted pursuant to this Section shall be as follows:

(i) the term of the Option shall be up to 7 years.

(ii) the exercise price per Share shall be the Fair Market Value per Share on the date of grant of the Option.

(iii) the Option shall vest on the day immediately preceeding the date of the following years’s annual meeting of stockholders, provided that the Outside Director shall continue to serve on the Board on such date.

(f) The terms of each Subsequent Option granted pursuant to this Section shall be as follows:

(i) the term of the Option shall be 7 years.

(ii) the exercise price per Share shall be the Fair Market Value per Share on the date of grant of the Option.

(iii) 1/12 of the Shares subject to the Option shall vest on the day immediately preceding the date of the following years’s annual meeting of stockholders, provided that the Outside Director shall continue to serve on the Board on such dates.
      13. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.
      (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option as well as the price per share of Common Stock covered by each such outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.
      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.
      (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company (a “Merger”), each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). In the event that the Successor Corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Merger, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this Section 13(c), the Option shall be considered assumed if, following the Merger, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the Merger, the consideration (whether stock, cash, or other securities or property) received in the Merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Merger is not solely common stock of the Successor Corporation or its Parent, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the Successor Corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Merger.
      14. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.
      15. Amendment and Termination of the Plan.
      (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
      (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
      (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.
      16. Conditions Upon Issuance of Shares.
      (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
      (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
      17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
      18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
      19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

COMMON STOCK PROXY
WQN, INC.
THIS COMMON STOCK PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of WQN, Inc. (the “Company”) to be held at the offices of Patton Boggs LLP, 2001 Ross Avenue, Suite 3200, Dallas, Texas 75201, beginning at 2:00 p.m., Dallas time, on October 4, 2005 and the Proxy Statement in connection therewith and (2) appoints B. Michael Adler and John Williams, and each of them, the undersigned’s proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof. The undersigned directs that the undersigned’s proxy be voted as follows:

1.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
    B. Michael Adler, E. Denton Jones, Robert A. Farmer, Elizabeth H. Buchler, Hal H. Bibee, Scott W. Hartman, and David S. Montoya
    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)

2.	APPROVAL OF THE SALE OF THE VOICE-OVER-INTERNET-PROTOCOL BUSINESS OF THE COMPANY PURSUANT TO THE ASSET PURCHASE AGREEMENT, WHICH CONSTITUTES A SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF WQN PURSUANT TO DGCL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

☐	FOR Approval Of The Sale Of The Voice-Over- Internet-Protocol Business Of The Company Pursuant To The Asset Purchase Agreement	☐	AGAINST Approval Of The Sale Of The Voice- Over-Internet-Protocol Business Of The Company Pursuant To The Asset Purchase Agreement	☐	ABSTAIN from voting

3.	AMENDMENT OF COMPANY’S 2002 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN BY 500,000 TO 1,250,000

☐	FOR Approval of Amendment to 2002 Stock Option Plan to Increase the Number of Shares of Common Stock Reserved for Issuance under the Plan By 500,000 to 1,250,000	☐	AGAINST Approval of Amendment to 2002 Stock Option Plan to Increase the Number of Shares of Common Stock Reserved for Issuance under the Plan By 500,000 to 1,250,000	☐	ABSTAIN from voting

4.	RATIFICATION AND APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

☐	FOR Ratification and Approval of Independent Public Accountant as described below	☐	AGAINST Ratification and Approval of Independent Public Accountant as described below	☐	ABSTAIN from voting
    The Board of Directors, upon recommendation of its Audit Committee, has selected Grant Thornton LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2005.

5.	IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.
    This proxy will be voted as specified above. If no specification is made, this proxy will be voted for the election of the director nominees in item 1 above, for the approval of the sale of the Voice-Over-Internet-Protocol Business pursuant to the Asset Purchase Agreement in Item 2 above, for the approval of the amendment to the Company’s 2002 Stock Option Plan to increase the numbers of shares of Common Stock reserved for issuance under the Plan to 1,250,000 in item 3 above, and for ratification and appointment of independent public accountant in item 4 above.
    The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.
    If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.
    Please date, sign and mail this proxy in the enclosed envelope.

DATE _________________________________________________________, 2005

SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.